                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        MILWAUKEE INSURANCE GROUP, INC.
                        -------------------------------
               (Name of Registrant as Specified in its Charter)

                        MILWAUKEE INSURANCE GROUP, INC.
                        -------------------------------
                  (Name of person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

              Common Stock, $.01 par value per share

     2)  Aggregate number of securities to which transaction applies:

              4,150,600 shares outstanding, plus an additional 130,348 option shares

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

              $22.00 per share

     4)  Proposed maximum aggregate value of transaction:

              $94,180,856

     5)  Total fee paid:

              $18,836.17

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

     1)  Amount Previously Paid:  $18,836.17

     2) Form, Schedule or Registration Statement No.: Preliminary proxy statement filing

     3)  Filing Party:  Milwaukee Insurance Group, Inc.

     4)  Date Filed:  August 11, 1995

                        MILWAUKEE INSURANCE GROUP, INC.
                            803 WEST MICHIGAN STREET
                           MILWAUKEE, WISCONSIN 53233
                                 (414) 271-0525

Dear Shareholder:

  You are cordially invited to attend a Special Meeting of the Shareholders of Milwaukee Insurance Group, Inc. ("MIG" or the "Company"), to be held at the main office of the Company, 803 West Michigan Street, Milwaukee, Wisconsin on September 27, 1995, at 2:00 p.m. local time. A notice of the Special Meeting, a proxy statement and related information about the Company and a proxy card are enclosed. All holders of the Company's outstanding shares of Common Stock as of August 25, 1995 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting.

  At the Special Meeting, you will be asked to consider and to vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 17, 1995, by and among the Company, Trinity Universal Insurance Company ("Trinity"), a wholly-owned subsidiary of Unitrin, Inc., and Trinity Acquisition Corporation, a wholly-owned subsidiary of Trinity ("Trinity Subsidiary"), pursuant to which Trinity Subsidiary will be merged with and into the Company (the "Merger"). If the Merger Agreement is approved and the Merger becomes effective, each outstanding share of Common Stock of the Company (other than dissenting shares) will be converted into the right to receive $22.00 in cash. Approval of the Merger requires the affirmative vote of the holders of two-thirds of all outstanding shares of the Company's Common Stock voting as a group.

  Details of the proposed Merger and other important information are set forth in the accompanying Proxy Statement which you are urged to read carefully.

  YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

  Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Very truly yours,

                                          Daniel R. Doucette
                                          President and Chief Executive
                                           Officer

September 1, 1995

                        MILWAUKEE INSURANCE GROUP, INC.

        NOTICE OF SPECIAL MEETING OF SHAREHOLDERS ON SEPTEMBER 27, 1995

To Shareholders of Milwaukee Insurance Group, Inc.:

  A special meeting of the shareholders of Milwaukee Insurance Group, Inc. ("MIG") or the "Company"), will be held at the main office of the Company, 803 West Michigan Street, Milwaukee, Wisconsin on Wednesday, September 27, 1995 at 2:00 p.m., local time (the "Special Meeting"), to consider and act upon the following matters:

    1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 17, 1995, by and among the Company, Trinity Universal Insurance Company, a Texas insurance company ("Trinity") and Trinity Acquisition Corporation, a Wisconsin corporation and a wholly-owned subsidiary of Trinity ("Trinity Subsidiary"), pursuant to which, among other things (i) Trinity Subsidiary will be merged with and into the Company (the "Merger"); and (ii) each outstanding share of common stock, par value $.01 per share, of the Company (other than dissenting shares), will be converted into the right to receive $22.00 in cash. A copy of the Merger Agreement is attached as Exhibit A to the accompanying Proxy Statement.

    2. The transaction of such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

  Your attention is called to the Proxy Statement and other materials concerning the Company which are mailed with this Notice for a more complete statement regarding the matters to be acted upon at the Special Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

                                          By Order of the Board of Directors

                                          Daniel A. Riedl, Secretary

Milwaukee, Wisconsin

September 1, 1995

  YOUR VOTE IS IMPORTANT. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

PROXY STATEMENT

                        MILWAUKEE INSURANCE GROUP, INC.
                            803 WEST MICHIGAN STREET
                           MILWAUKEE, WISCONSIN 53233
                                 (414) 271-0525

  This Proxy Statement is being furnished to the shareholders of Milwaukee Insurance Group, Inc. ("MIG" or the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for a Special Meeting of Shareholders to be held on Wednesday, September 27, 1995 at 2:00 p.m., local time, at the main office of the Company, 803 West Michigan Street, Milwaukee, Wisconsin (the "Special Meeting"). At the Special Meeting, the shareholders of the Company will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated August 17, 1995, as amended (the "Merger Agreement"), among the Company, Trinity Universal Insurance Company ("Trinity") and Trinity Acquisition Corporation ("Trinity Subsidiary"). If the Merger is consummated, Trinity Subsidiary will be merged into the Company, with the Company being the surviving corporation. Pursuant to the Merger Agreement, each outstanding share of the Company's common stock (other than dissenting shares) will be converted into the right to receive $22.00 per share in cash. Each outstanding share of Trinity Subsidiary common stock will be converted into one share of the Company's common stock and the Company will become a wholly-owned subsidiary of Trinity.

  This Proxy Statement is accompanied by copies of the Company's 1994 Annual Report to Shareholders and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995. These materials are included to aid shareholders in their deliberations. This Proxy Statement is first being sent to shareholders on or about September 1, 1995.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY................................................................... S-1
  General................................................................. S-1
    The Special Meeting................................................... S-1
    Purpose of the Special Meeting; Quorum; Vote Required................. S-1
    The Parties to the Transaction........................................ S-1
    The Merger............................................................ S-2
    Procedures for Exchange of Certificates............................... S-2
    Recommendation of Board of Directors.................................. S-2
    Voting of Shares Owned by Milwaukee Mutual Insurance Company.......... S-3
    Interests of Certain Persons in the Merger............................ S-3
    Accounting Treatment.................................................. S-3
    Federal Income Tax Consequences....................................... S-3
  The Merger Agreement.................................................... S-3
    Effective Time of the Merger.......................................... S-3
    Conditions to Consummation of the Merger.............................. S-3
    Termination of the Merger Agreement................................... S-4
    Amendments to the Merger Agreement.................................... S-4
    Dissenters' Rights.................................................... S-4
    Comparative Market Price Data......................................... S-4
  Selected Consolidated Financial Data of the Company..................... S-5
INTRODUCTION..............................................................   1
  Proposal to be Considered at the Special Meeting........................   1
  Voting Rights; Vote Required for Approval...............................   1
  Proxies.................................................................   2
THE MERGER................................................................   2
  Effects of the Merger...................................................   2
  Effective Time..........................................................   3
  Procedures for Exchange of Certificates.................................   3
  Background of the Merger................................................   4
  The Company's Reasons for the Merger; Recommendation of the Company's
   Board of Directors.....................................................   5
  Interests of Certain Persons in the Merger..............................   6
    Stock Option Plans....................................................   6
    Acceleration of Stock Options.........................................   6
    Employment Agreements.................................................   6
    Indemnification and Insurance.........................................   6
    Mutual Financial Ratings..............................................   7
  Accounting Treatment....................................................   7
  Certain Federal Income Tax Consequences of the Merger to the Company's
   Shareholders...........................................................   7
  Source and Amount of Funds..............................................   8

                                      (i)

                                                                            PAGE
                                                                            ----
  Rights of Dissenting Shareholders........................................   8
    Overview...............................................................   8
    Procedure..............................................................   8
    Dissent by Beneficial Shareholder......................................   9
  Regulatory Approvals.....................................................   9
  Wisconsin and Other States' Insurance Laws...............................  10
THE MERGER AGREEMENT.......................................................  10
  General..................................................................  10
  Effective Time...........................................................  10
  Consideration to be Received by Shareholders of the Company..............  11
  Representations and Warranties...........................................  11
  Covenants................................................................  11
  Termination Fee..........................................................  12
  Amendments and Waivers...................................................  12
  Expenses.................................................................  12
  Conditions to Consummation of the Merger.................................  12
  Termination..............................................................  13
THE MUTUAL AFFILIATION AGREEMENT...........................................  13
  Stock Ownership of Management and Certain Beneficial Owners..............  13
OTHER MATTERS..............................................................  15
PROPOSALS BY HOLDERS OF COMPANY SHARES.....................................  15
EXPENSES OF SOLICITATION...................................................  15
LEGAL MATTERS..............................................................  16
INDEPENDENT PUBLIC ACCOUNTANTS.............................................  16
AVAILABLE INFORMATION......................................................  16
INFORMATION INCORPORATED BY REFERENCE......................................  16

                                      (ii)

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement. The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in this Proxy Statement, in the materials accompanying this Proxy Statement and in the Exhibits hereto. Shareholders are urged to review the entire Proxy Statement and accompanying materials carefully.

GENERAL

 The Special Meeting

  The Special Meeting of Shareholders of Milwaukee Insurance Group, Inc. ("MIG" or the "Company") will be held on Wednesday, September 27, 1995 at 2:00 p.m., local time, at the main office of the Company located at 803 West Michigan Street, Milwaukee, Wisconsin (the "Special Meeting"). Only holders of record of shares of $.01 par value common stock of the Company (the "Common Stock" or "Company Shares") at the close of business on August 25, 1995 are entitled to notice of and to vote at the Special Meeting. On that date, there were 4,150,600 Company Shares outstanding, with each share entitled to cast one vote at the Special Meeting. See "INTRODUCTION--Voting Rights; Vote Required for Approval."

 Purpose of the Special Meeting; Quorum; Vote Required

  At the Special Meeting, shareholders will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, as amended, a copy of which is attached as Exhibit A to this Proxy Statement (the "Merger Agreement"). The Merger Agreement provides for the merger of Trinity Acquisition Corporation into the Company (the "Merger"), such that the Company, as the surviving corporation (the "Surviving Corporation"), would become a wholly-owned subsidiary of Trinity Universal Insurance Company, which in turn is a wholly-owned subsidiary of Unitrin, Inc. See "INTRODUCTION--Proposal to be Considered at the Special Meeting" The presence, in person or by proxy, of the holders of a majority of the outstanding Company Shares at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Under the Articles of Incorporation of the Company, approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the outstanding Company Shares. See "INTRODUCTION--Voting Rights; Vote Required for Approval," and "THE MERGER AGREEMENT--Conditions to Consummation of the Merger."

 The Parties to the Transaction

  Unitrin, Inc. Unitrin, Inc. ("Unitrin"), which pursuant to the Merger will become the ultimate parent of the Company, is a provider through its subsidiaries of life, health, property and casualty insurance and consumer finance services. For 1994, Unitrin had total revenues of $1.365 billion and total net income of $148 million. Unitrin's common stock is traded on the Nasdaq Stock Market. The principal executive offices of Unitrin are located at One East Wacker Drive, Chicago, Illinois 60601, and the telephone number is
(312) 661-4600.

  Trinity Universal Insurance Company. Trinity Universal Insurance Company ("Trinity") is a wholly-owned subsidiary, and the principal property and casualty insurance subsidiary, of Unitrin. Trinity is licensed in 27 states. The principal executive offices of Trinity are located at 10000 North Central Expressway, Dallas, Texas 75231 and the telephone number is (214) 360-8000.

  Trinity Acquisition Corporation. Trinity Acquisition Corporation ("Trinity Subsidiary") is a wholly-owned subsidiary of Trinity, formed solely for the purpose of the Merger. Trinity Subsidiary has not engaged in any business activity unrelated to the Merger. The principal executive offices of Trinity Subsidiary are located at the offices of Trinity, and the telephone number is the same.

  Milwaukee Insurance Group, Inc. The Company, through its subsidiaries, is a provider of property and casualty insurance operating in 17 states. The Company's Common Stock is traded on the Nasdaq Stock Market. The principal executive offices of the Company are located at 803 West Michigan Street, Milwaukee, Wisconsin 53233, and the telephone number is (414) 271-0525.

  Milwaukee Mutual Insurance Company. Milwaukee Mutual Insurance Company ("Mutual") is a mutual insurance company formed under the laws of the State of Wisconsin. Mutual provides property and casualty insurance in 10 states. Mutual owns approximately 48% of the outstanding common stock of MIG, and the insurance business of most of MIG's subsidiaries is pooled with that of Mutual through a reinsurance pooling agreement. The principal executive offices of Mutual are located at the offices of the Company, and the telephone number is the same.

 The Merger

  Pursuant to the Merger Agreement, Trinity Subsidiary will merge into the Company, with the Company being the Surviving Corporation. Each outstanding Company Share (except those Company Shares held by the Company as treasury shares and those Company Shares as to which dissenters' rights have been perfected ("Dissenting Shares")) will be converted into the right to receive from Trinity $22.00 in cash, without interest (the "Merger Consideration"). Trinity intends to fund payment of the Merger Consideration through general corporate funds. All Company Shares held by the Company as treasury shares will be canceled without consideration. Each outstanding share of Trinity Subsidiary's common stock will be converted into one share of common stock of the Surviving Corporation. Holders of Dissenting Shares will be entitled to receive from the Surviving Corporation a cash payment in the amount of the "fair value" of such shares, determined in the manner provided in Sections
180.1301 through 180.1331 of the Wisconsin Business Corporation Law. See "THE MERGER--Rights of Dissenting Shareholders." After the Merger, Trinity will own 100% of the outstanding Company Shares. See "THE MERGER AGREEMENT."

 Certain Effects of the Merger

  As a result of the Merger, Trinity will acquire the entire equity interest in the Company. Therefore, following the Merger the present holders of the Company Shares will no longer have an equity interest in the Company and will no longer share in future earnings and growth of the Company, the risks associated with achieving such earnings and growth, or the potential to realize greater value for their Company Shares through divestitures, strategic acquisitions or other corporate opportunities that may be pursued by the Company in the future. Instead, each holder of Company Shares at the effective time of the Merger (the "Effective Time") will have the right to receive the Merger Consideration (or, in the case of Dissenting Shares, the statutorily determined "fair value") for each Company Share. The Company Shares will no longer be listed or traded on the Nasdaq Stock Market and the registration of the Company Shares under the Securities Exchange Act of 1934 (the "Exchange Act") will be terminated. See "THE MERGER--Effects of the Merger."

 Procedures for Exchange of Certificates

  Promptly after the Effective Time, a letter of transmittal and instructions for surrendering stock certificates evidencing shares of the Company's Common Stock will be mailed to each holder of the Company's Common Stock for use in exchanging such holder's stock certificates for the Merger Consideration to which such holder is entitled as a result of the Merger. SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. See "THE MERGER-- Procedures for Exchange of Certificates."

 Recommendation of Board of Directors

  The Board of Directors has determined that the Merger and the Merger Consideration are fair to, and in the best interests of, the Company's shareholders. The Board of Directors has approved the Merger

Agreement and recommends that shareholders vote FOR the proposal to approve and adopt the Merger Agreement. See "THE MERGER--The Company's Reasons for the Merger; Recommendation of the Company's Board of Directors."

 Voting of Shares Owned by Milwaukee Mutual Insurance Company

  The Board of Directors of Milwaukee Mutual Insurance Company, which is the owner of approximately 48% of the outstanding Company Shares, has approved the terms of the Merger and has granted to Unitrin an irrevocable proxy to vote Mutual's 2,010,000 shares in favor of the Merger at the Special Meeting. See "THE MUTUAL AFFILIATION AGREEMENT."

 Interests of Certain Persons in the Merger

  In considering the recommendation of the Board of Directors of the Company with respect to the Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain members of management of the Company and the Board of Directors of the Company have certain interests in the Merger that are in addition to the interests of shareholders of the Company generally. See "THE MERGER--Interests of Certain Persons in the Merger."

 Accounting Treatment

  The Merger will be accounted for under the purchase method of accounting by Trinity. See "THE MERGER--Accounting Treatment."

 Federal Income Tax Consequences

  The receipt of $22.00 per share in cash for Company Shares pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and also may be a taxable transaction under applicable state, local, foreign and other tax laws. For federal income tax purposes, a shareholder of the Company will realize taxable gain or loss as a result of the Merger measured by the difference, if any, between the per share tax basis of such shareholder's Company Shares and $22.00. See "THE MERGER--Certain Federal Income Tax Consequences of the Merger to the Company's Shareholders."

THE MERGER AGREEMENT

 Effective Time of the Merger

  The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the State of Wisconsin or at such later date specified in the Articles of Merger. The filing will occur after all conditions to the Merger contained in the Merger Agreement have been satisfied or waived. The Company, Trinity and Trinity Subsidiary anticipate that the Merger will be consummated promptly following the Special Meeting. See "THE MERGER AGREEMENT-- General" and "--Effective Time."

 Conditions to Consummation of the Merger

  The respective obligations of the Company, Trinity and Trinity Subsidiary to effect the Merger are subject to the satisfaction at or prior to the Effective Time of various closing conditions. Such conditions include, among others, the approval and adoption of the Merger Agreement by the holders of two-thirds of the outstanding Company Shares, the obtaining of necessary regulatory approvals and the correctness in all material respects of each of the representations and warranties of the parties to the Merger Agreement. In addition, Trinity and Trinity Subsidiary are not obligated to consummate the Merger if the holders of more than 5% of the outstanding Company Shares have delivered written notice of their intent to seek dissenters' rights. See "THE MERGER AGREEMENT--Conditions to Consummation of the Merger" and "--Termination."

 Termination of the Merger Agreement

  The Merger Agreement may, under specified circumstances, be terminated and the Merger abandoned at any time prior to the Effective Time, notwithstanding approval of the Merger Agreement by the shareholders of the Company. The Merger Agreement requires the Company to pay Trinity a termination fee of $2 million if the Merger is not consummated despite the satisfaction of all the conditions to the Company's obligations to close, and if the Company enters into a letter of intent or other written agreement with a third party regarding a merger, consolidation, sale of assets or similar transaction within 12 months thereafter. See "THE MERGER AGREEMENT--Termination" and "--Termination Fee."

 Amendments to the Merger Agreement

  The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. After approval of the Merger Agreement by the shareholders of the Company and without the further approval of such shareholders, no amendment will be approved by the Company which would decrease, or change the nature of, the Merger Consideration. See "THE MERGER AGREEMENT--Amendments and Waivers."

 Dissenters' Rights

  Under the Wisconsin Business Corporation Law ("WBCL"), holders of a class of stock traded on the Nasdaq Stock Market (such as the Company Shares) do not have dissenters' rights except in certain circumstances, none of which are present with respect to the Merger. However, Article X of the Company's Articles of Incorporation provides that notwithstanding the non-applicability of statutory dissenters' rights in such circumstances, the shareholders of the Company shall have dissenters' rights of the type and according to the procedures set forth in the WBCL. Under subchapter XIII of the WBCL, a shareholder or beneficial shareholder who dissents from a transaction, delivers proper notice of intent to demand payment of the "fair value" of his or her shares, does not vote in favor of the transaction and follows certain other statutory procedures is entitled to receive the "fair value" of such shares (as defined by the WBCL) in lieu of any other consideration. See "THE MERGER-- Rights of Dissenting Shareholders."

 Comparative Market Price Data

  The Company's Common Stock is traded on the Nasdaq Stock Market under the symbol "MILW." The following table sets forth the high and low sales price per share of the Company's Common Stock on the Nasdaq Stock Market for the periods indicated.

                                                                    HIGH   LOW
                                                                   ------ ------
      1993
        First Quarter............................................. $16.25 $14.00
        Second Quarter............................................  14.75  11.50
        Third Quarter.............................................  12.50  10.50
        Fourth Quarter............................................  11.75   9.25
      1994
        First Quarter.............................................  11.75   9.50
        Second Quarter............................................  11.50  10.25
        Third Quarter.............................................  11.25  10.25
        Fourth Quarter............................................  11.00   8.75
      1995
        First Quarter.............................................  11.00   9.63
        Second Quarter............................................  21.00  10.50
        Third Quarter (through August 28, 1995)...................  22.25  20.25

  On June 16, 1995, the last full day of trading prior to the announcement by the Company and Unitrin of the Merger, the reported high and low sales prices per share of Common Stock were $13 1/2 and $12 3/4, respectively. On August 28, 1995, the last full day of trading prior to the printing of this Proxy Statement, the only reported trades were at $21 5/8.

SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

  Set forth below is a summary of certain consolidated selected financial data with respect to the Company excerpted or derived from the information contained in the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1993 and 1992, and the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1995 and 1994. More comprehensive financial information is included in such reports and other documents filed by the Company with the Securities and Exchange Commission (the "Commission"), and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information (including any related notes) contained therein. Such reports and other documents may be inspected and copies may be obtained from the offices of the Commission. See "AVAILABLE INFORMATION." In addition, certain detailed financial information concerning the Company and its subsidiaries is contained in the Company's 1994 Annual Report to Shareholders and Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, copies of which accompany each copy of this Proxy Statement being provided to shareholders.

                     SELECTED FINANCIAL DATA OF THE COMPANY
                (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)

                           (UNAUDITED)
                           FOR THE SIX
                             MONTHS                   FOR THE YEAR ENDED
                         ENDED JUNE 30,                  DECEMBER 31,
                         ----------------  ---------------------------------------------
                          1995     1994      1994      1993     1992     1991     1990
                         -------  -------  --------  --------  -------  -------  -------
Operating Data:
 Net premiums written... $58,597  $62,639  $116,232  $107,640  $58,953  $57,523  $70,761
                         =======  =======  ========  ========  =======  =======  =======
 Premiums earned........ $55,005  $54,813  $111,609  $ 96,126  $55,933  $59,502  $72,879
 Net investment income..   4,891    3,836     8,044     9,432    7,261    7,286    6,683
 Other income...........     660      381     1,187       --       --       --       --
 Net realized capital
  gains.................     708      654       400     2,774    1,557    1,010      103
                         -------  -------  --------  --------  -------  -------  -------
     Total revenues.....  61,264   59,684   121,240   108,332   64,751   67,798   79,665
 Losses and expenses....  55,980   57,908   118,563   104,759   59,059   66,284   82,665
                         -------  -------  --------  --------  -------  -------  -------
 Income (loss) before
  taxes.................   5,284    1,776     2,677     3,573    5,692    1,514   (3,000)
 Income tax expense.....   1,699      423       353       633    2,615      434    1,515
                         -------  -------  --------  --------  -------  -------  -------
 Income (loss) from
  continuing
  operations............   3,585    1,353     2,324     2,940    3,077    1,080   (3,000)
 Income from
  discontinued
  operations............     --       930       930     1,129      702    2,568    1,515
 Gain on disposal of
  business..............     --       --        973       --       --       --       --
 Extraordinary credit
  and cumulative
  effect of accounting
  changes...............     --       --        --        195    1,885      435      --
                         -------  -------  --------  --------  -------  -------  -------
 Net income (loss)...... $ 3,585  $ 2,283  $  4,227  $  4,264  $ 5,664  $ 4,083  $(1,485)
                         =======  =======  ========  ========  =======  =======  =======
 Weighted average
  number of
  common shares
  outstanding...........   4,150    4,138     4,138     3,671    3,079    3,075    3,075
 Net income (loss) per
  share:
   Continuing
    operations.......... $   .86  $   .33  $    .57  $    .85  $  1.61  $   .49  $  (.97)
   Discontinued
    operations..........     --       .22       .45       .31      .23      .84      .49
                         -------  -------  --------  --------  -------  -------  -------
     Total net income
      (loss) per share.. $   .86  $   .55  $   1.02  $   1.16  $  1.84  $  1.33  $  (.48)
                         =======  =======  ========  ========  =======  =======  =======
Property and Casualty
 Underwriting Ratios
 (GAAP):
 Loss ratio.............    68.8%    73.0%     73.6%     76.3%    74.2%    81.6%    82.6%
 Expense ratio..........    31.9%    32.2%     31.6%     32.3%    31.1%    29.7%    30.6%
                         -------  -------  --------  --------  -------  -------  -------
 Combined ratio.........   100.7%   105.2%    105.2%    108.6%   105.3%   111.3%   113.2%
                         =======  =======  ========  ========  =======  =======  =======

                                  INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Milwaukee Insurance Group, Inc. ("MIG" or the "Company") for a Special Meeting of Shareholders to be held on Wednesday, September 27, 1995 (the "Special Meeting"). Shares represented by properly executed proxies received by the Company will be voted at the Special Meeting or any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the Secretary of the Company or by oral notice to the presiding officers during the meeting.

PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING

  At the Special Meeting, the shareholders of the Company will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated August 17, 1995 (the "Merger Agreement") among the Company, Trinity Universal Insurance Company ("Trinity") (which is a wholly-owned subsidiary of Unitrin, Inc. ("Unitrin"), a publicly traded company) and Trinity Acquisition Corporation ("Trinity Subsidiary"), a newly formed Wisconsin corporation and a wholly-owned subsidiary of Trinity.

  The Merger Agreement provides for the merger (the "Merger") of Trinity Subsidiary into the Company, with the Company being the surviving corporation (the "Surviving Corporation"). Pursuant to the Merger, (i) each outstanding share of the common stock, $.01 par value, of the Company (the "Common Stock" or "Company Shares"), other than Company Shares held by the Company as treasury shares and those Company Shares as to which dissenters' rights have been perfected ("Dissenting Shares"), will be converted into the right to receive $22.00 per share in cash, without interest (the "Merger Consideration"); (ii) all Company Shares held by the Company as treasury shares will be canceled without consideration; and (iii) each outstanding share of Trinity Subsidiary common stock will be converted into one share of common stock of the Surviving Corporation. Holders of Dissenting Shares will be entitled to receive from the Surviving Corporation a cash payment in the amount of the "fair value" of such shares, determined in the manner provided in Sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law ("WBCL"), but after the effective time of the Merger such shares will not represent any interest in the Surviving Corporation other than the right to receive such cash payment. See "THE MERGER--Rights of Dissenting Shareholders." A copy of the Merger Agreement is attached as Exhibit A to this Proxy Statement.

VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

  The record date for the Special Meeting is the close of business on August 25, 1995. At that date, there were 4,150,600 Company Shares outstanding. Each Company Share entitles its holder to one vote concerning all matters properly coming before the Special Meeting. Any shareholder entitled to vote may vote either in person or by duly authorized proxy. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owner but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) are counted for the purpose of establishing a quorum. Under the WBCL, the Merger Agreement must be approved by the holders of at least a majority of the outstanding Company Shares, unless the Articles of Incorporation contain a greater voting requirement. Article IV of the Company's Articles of Incorporation provides that any merger of the Company must be approved by the holders of at least two-thirds of the outstanding Company Shares, and therefore the greater voting requirement applies to the Merger. Abstentions and broker non-votes have the same effect as a vote "AGAINST" the approval of the Merger. Votes will be tabulated by the Company's transfer agent, Firstar Trust Company.

PROXIES

  All Company Shares represented by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND, IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY, ON SUCH OTHER MATTERS AS MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING.

  A shareholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated and signed proxy or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

  Expenses in connection with the solicitation of proxies will be shared by Mutual and the Company. Upon request, the Company will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to the beneficial owners of Company Shares which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by officers and regular employees of the Company.

  This proxy material is being mailed to shareholders commencing on or about September 1, 1995.

                                   THE MERGER

  The following information describes certain material aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto, including the Merger Agreement, which is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference. All shareholders are urged to read Exhibit A in its entirety. See also "THE MERGER AGREEMENT."

  The Board of Directors of the Company has approved the Merger Agreement and recommended approval of the Merger Agreement by the shareholders and has determined that the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company's shareholders. See "The Company's Reasons for the Merger; Recommendation of the Company's Board of Directors."

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

EFFECTS OF THE MERGER

  Upon consummation of the Merger, (i) Trinity Subsidiary will merge with and into the Company, which will be the Surviving Corporation; (ii) the Company will become a wholly-owned subsidiary of Trinity (and therefore, an indirect wholly-owned subsidiary of Unitrin); and (iii) each Company Share outstanding immediately prior to the Effective Time (other than Dissenting Shares) will be converted, in a taxable transaction, into the right to receive $22.00 in cash, without interest.

  As of the record date, there were 4,150,600 Company Shares outstanding and 130,348 Company Shares reserved for future issuance pursuant to currently outstanding stock options. Assuming that no additional Company Shares or stock options are outstanding at the Effective Time, then, upon consummation of the Merger, holders of Company Shares and stock options would be entitled to receive, in the aggregate, approximately $94 million.

  Each certificate previously representing Company Shares will thereafter represent only the right to receive the Merger Consideration (or, in the case of Dissenting Shares, the statutorily determined "fair value" of such shares). Certificates previously representing Company Shares may be exchanged for the Merger

Consideration as provided below, without interest. All Company Shares held as treasury shares by the Company will be canceled and no payment will be made with respect thereto.

  The "fair value" of Dissenting Shares will be determined and paid as described in "Rights of Dissenting Shareholders."

  For a description of the procedures for exchanging certificates representing Company Shares, see "Procedures for Exchange of Certificates."

EFFECTIVE TIME

  If the Merger Agreement is adopted by the requisite vote of the Company's shareholders and the other conditions to the Merger are satisfied (or waived to the extent permitted), the Merger will be consummated and become effective at the time Articles of Merger are filed with the Secretary of State of the State of Wisconsin or at such later date as is specified in the Articles of Merger (the "Effective Time").

  The Merger Agreement provides that the parties will cause the Effective Time to occur as promptly as practicable after the adoption of the Merger Agreement by the shareholders of the Company and the satisfaction (or waiver, if permissible) of the other conditions set forth in the Merger Agreement. The Merger Agreement may be terminated prior to the Effective Time by either Trinity or the Company in certain circumstances, whether before or after the adoption of the Merger Agreement by the Company's shareholders. See "THE MERGER AGREEMENT--Termination."

PROCEDURES FOR EXCHANGE OF CERTIFICATES

  As of the Effective Time, Trinity will deposit, or will cause to be deposited, with First Chicago Trust Company of New York (the "Exchange Agent"), for the benefit of the holders of Company Shares for exchange in accordance with the terms of the Merger Agreement, approximately $94 million (the "Exchange Fund") issuable pursuant to the Merger Agreement in exchange for outstanding Company Shares. The Exchange Agent will, pursuant to irrevocable instructions, deliver to the holders of Company Shares their respective portions of the Exchange Fund according to the procedure summarized below.

  After the Effective Time there will be no further transfers on the stock transfer books of the Company of Company Shares which were outstanding immediately prior to the Effective Time.

  Promptly after the Effective Time, Trinity will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates") (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with a letter of transmittal, duly executed, and any other documents as may be required pursuant to such instructions, the holder of a Certificate will be entitled to receive in exchange therefor the Merger Consideration. The Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Company Shares which is not registered in the stock transfer records of the Company, it shall be a condition to such exchange that a Certificate representing the proper number of Company Shares be presented by a transferee to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Merger Consideration.

  SHAREHOLDERS OF THE COMPANY SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL, AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

  Any portion of the Exchange Fund remaining undistributed twelve months after the Effective Time will be returned to Trinity, and any holders of theretofore unsurrendered Company Shares will thereafter be able to look only to Trinity for any portion of the Exchange Fund to which they are entitled. Trinity will not be liable to any holder of Company Shares for Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar law.

BACKGROUND OF THE MERGER

  During 1994, executive management of the Company became convinced that the long-term viability of the pooled insurance businesses of the Company and Mutual would depend upon an enlarged scope of operations and increased access to capital. Representatives of the Company approached several other insurers that might have been prudent acquisitions for the Company, but found none that expressed interest in being acquired. In some instances the Company's structure (total integration of management and most insurance operations with Mutual) was viewed as a complicating factor; the Company also found that most insurers would prefer to ally themselves with acquirers having higher A.M. Best financial ratings (the rating of the Company's pooled insurance being B++).

  In late March, 1995, the Company and Mutual chose the firm of Coopers & Lybrand as its financial advisor to identify, and help choose among and implement, the Company's strategic alternatives. Besides acquisitions, the alternatives identified included future sales of stock, various methods of going private, and the sale of the entire Company.

  At the same time, as in all prior periods, senior management continued from time to time to receive similar overtures from larger insurers seeking to expand through acquisition. While the Company's practice was not to encourage such contacts, the failure of attempts to grow through acquisition, coupled with the identification of the Company's practical alternatives, led management to view sale of the Company as a means of achieving its strategic goals. At an informal joint meeting of the Boards of Directors of the Company and Mutual held on April 11, 1995, management reviewed the foregoing process with the Directors and obtained the sense of the Boards that the analysis of the alternatives should continue. On May 12, 1995, an engagement letter was signed with Coopers & Lybrand providing for various kinds of contingent compensation based upon a range of possible transaction types.

  During May and June of 1995, management and representatives of Coopers & Lybrand contacted and met with representatives of a number of possible acquirers, five of which had sufficient interest to execute confidentiality agreements and exchange varying amounts of information with the Company. For a number of reasons, including price, structural difficulties (generally involving the relationship with Mutual), perceived failure to achieve the parties' goals with respect to financial ratings, and geographical and product line fit, the number of potential acquirers at a price deemed fair by the management of the Company was reduced to three. At a joint meeting of the Boards of Directors of the Company and Mutual held on June 9, 1995, a joint Ad Hoc Special Committee was formed for the purpose of entering into negotiations with these three entities, including Unitrin.

  Unitrin's financial advisor contacted the Company initially in June, 1994, to inquire whether the Company might be interested in a possible alliance. Although the answer at that time was that the Company was seeking to remain independent and grow through acquisition, further contacts were made, both through Unitrin management and through its financial advisor. A confidentiality agreement was executed by Unitrin on May 15, 1995, and a due diligence review took place during early June. Also during the first half of June, management and the Ad Hoc Special Committee were attempting to elicit the best available proposal from each of the interested parties. The Committee reached the conclusion that the Unitrin proposal (as subsequently set forth in the Agreement and Plan of Merger and the associated agreements) was the best alternative available from the standpoint of the interests of the shareholders of the Company as well as the policyholders of Mutual, and a letter of intent was executed and delivered on the evening of June 16, 1995. Representatives of the parties then prepared and negotiated the terms of definitive agreements, which (after an interim status meeting of the MIG and Mutual Boards on July 12, 1995) were approved and adopted by the Board of Directors at a joint meeting held on July 27, 1995, by affirmative vote of all members present. On that date, the Board of Directors of Mutual approved the execution and delivery of a separate agreement (the "Mutual Affiliation Agreement") between Mutual and Unitrin, principally providing for (i) the affiliation of the insurance businesses of Mutual with Trinity through reinsurance arrangements and Board representation;
(ii) the amendment and continuation of certain existing reinsurance pooling arrangements among Mutual and MIG's subsidiaries; (iii) the provision of certain representations, warranties and covenants by Mutual to Unitrin in connection with the Merger and indemnification of Unitrin with respect thereto; and (iv) Mutual's agreement to use its best efforts to effect the Merger and grant of an irrevocable proxy to Unitrin to vote the Company Shares owned by Mutual. See "THE MUTUAL AFFILIATION AGREEMENT."

  THE COMPANY'S REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

  The Company's Board of Directors, by affirmative vote of all Directors attending at a special meeting held on July 27, 1995, has determined that the Merger is in the best interest of the Company's shareholders, approved the Merger Agreement and the transactions contemplated by the Merger Agreement and resolved to recommend that the Company's shareholders vote for adoption of the Merger Agreement. As described above under "Background of the Merger," the Boards of Directors of the Company and Mutual held joint meetings on June 9 and July 12 to receive advice and presentations from management and the Company's legal counsel concerning the then current status of negotiations and the evolving terms of the Merger Agreement and the Mutual Affiliation Agreement. The presentations by the Company's management and legal advisors described and explained (i) the terms and conditions of the proposed Merger; (ii) the terms of the proposed Mutual Affiliation Agreement; (iii) the terms of certain affiliation and pooling agreements to be entered into in accordance with the terms of the Mutual Affiliation Agreement; and (iv) the fiduciary duties applicable to the Company's and Mutual's Boards of Directors in the evaluation of the proposed transaction.

  In reaching its conclusion to enter into the Merger Agreement and recommend adoption of the Merger Agreement by the Company's shareholders, the Company's Board of Directors considered a number of factors, including, without limitation, the following:

    (i) The consideration to be received by the shareholders in the Merger, including the fact that the Merger Consideration represents a substantial premium over the market price of the Company Shares preceding announcement of the proposed Merger, and the relationship between the Merger
  Consideration and the Company's reported earnings and certain other measures.

    (ii) Current market conditions and historical market prices, volatility and trading information with respect to the Company Shares.

    (iii) The condition, prospects and strategic direction of the Company's business.

    (iv) The fact that the Company, through its financial adviser, Coopers & Lybrand, contacted several prospective purchasers which executed confidentiality agreements and reviewed due diligence materials resulting in two other acquisition proposals offering an aggregate purchase price below the Unitrin offer.

    (v) The terms and conditions of the Merger, the Merger Agreement, and the Mutual Affiliation Agreement, including the amount and form of the consideration, as well as the parties' mutual representations, warranties and covenants, and the conditions to their respective obligations.

  In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the Company's Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its conclusions. Based on the factors described above, the Company's Board of Directors determined that the Merger is in the best interests of the Company's shareholders and preferable to the other alternatives considered, approved the Merger Agreement and the transactions contemplated by the Merger Agreement, the Mutual Affiliation Agreement and certain related agreements and resolved to recommend that the shareholders of the Company vote for adoption of the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the Board of Directors of the Company with respect to the Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain members of the management and the Boards of Directors of both the Company and Mutual have certain interests in the Merger in addition to the interests of shareholders of the Company generally.

 Stock Option Plans

  Pursuant to the Merger Agreement, each of the outstanding stock options of the Company issued to certain directors, executive officers and other employees of the Company under Mutual's Stock Option Plan and the Company's 1994 Incentive Stock Plan (the "Plans") will be converted into the right to receive a cash payment equal in amount to the difference between $22.00 and the exercise price of such option (the "Spread"). At the date of this Proxy Statement, stock options covering a total of 130,348 Company Shares with exercise prices ranging from $10.75 to $11.88 per share were outstanding under the Plans (including unvested options as described below under "Acceleration of Stock Options"). The aggregate Spread on all stock options under the Plans payable pursuant to the Merger is $1,438,841. The Company and Trinity have agreed that, with respect to all stock options outstanding under the Plans at the Closing, Trinity or the Surviving Corporation will pay out at the Effective Time the Spread on each stock option outstanding at the Closing. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

 Acceleration of Stock Options

  The joint Compensation Committee of the Company and Mutual has exercised its power under the Plans to provide for the accelerated vesting of any unvested options outstanding under the Plans at the Closing. Currently there are 114,888 options outstanding under the Plans which have not yet vested through the passage of time, with an aggregate Spread of $1,272,421, including options to purchase 5,000 shares granted to each non-employee director of Mutual or the Company at $10.75 per share.

  In addition, Daniel R. Doucette, President of MIG and Mutual, holds an option granted by Mutual by agreement dated January 2, 1992 (the "Doucette Option") to purchase 150,000 Company Shares at $7.25 per share, which options are scheduled to vest over a five-year period beginning in 1997. On November 1, 1994, the Doucette Option was amended to incorporate the change of control provisions of the Company's 1994 Incentive Stock Plan, and therefore the options granted under the Doucette Option will vest upon the Merger and the aggregate Spread in the amount of $2,212,500 will be paid out by Mutual as a stock appreciation right in accordance with the terms of the Doucette Option.

 Employment Agreements

  Currently, seven key employees of the Company are parties to Key Executive Employment and Severance Agreements. Under the terms of these agreements, the employee is entitled to 18 months' cash compensation as a severance payment in the event of termination without cause or constructive termination within 18 months after a "change in control" as defined. The Merger will constitute a "change in control" under these agreements.

 Indemnification and Insurance

  The Merger Agreement and the Mutual Affiliation Agreement provide that Mutual and the Surviving Corporation will maintain the current directors' and officers' liability and corporate indemnification insurance for all directors and officers of the Company and Mutual and their subsidiaries prior to the Merger for a period of at least 60 months, and maintain in effect the bylaw provisions of all such entities relating to corporate indemnification of all such persons.

 Mutual Financial Ratings

  In partial consideration of the representations, warranties and covenants of Mutual set forth in the Mutual Affiliation Agreement, Unitrin has agreed to use its best efforts to obtain enhanced financial ratings from A.M. Best Company, Inc. for Mutual and for the Company's insurance subsidiaries. See "THE MUTUAL AFFILIATION AGREEMENT."

ACCOUNTING TREATMENT

  The Merger will be accounted for under the purchase method of accounting under which the total consideration paid in the Merger will be allocated among the Surviving Corporation's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed. At the Effective Time, the Company will become a wholly-owned subsidiary of Trinity.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THE COMPANY'S SHAREHOLDERS

  Set forth below is a description of certain federal income tax aspects of the Merger to holders of Company Shares disposed of in the Merger under current law and regulations. The discussion is based on the Internal Revenue Code of 1986, as amended. The Company will not seek any rulings from the Internal Revenue Service ("IRS") or an opinion of counsel with respect to the transactions contemplated hereby.

  The following discussion is limited to the material federal income tax aspects of the Merger for a holder of Company Shares who is a citizen or resident of the United States, and who, on the date of disposition of such holder's Company Shares, holds such shares as capital assets. All holders are urged to consult their own tax advisors regarding the federal, foreign, state and local tax consequences of the disposition of Company Shares in the Merger. The following discussion does not address potential foreign, state, local and other tax consequences, nor does it address taxpayers subject to special treatment under the federal income tax laws, such as life insurance companies, tax-exempt organizations, S corporations and taxpayers subject to alternative minimum tax.

  A holder of Company Shares will realize gain or loss upon the surrender of such holder's Company Shares pursuant to the Merger in an amount equal to the difference, if any, between the amount of cash received and such holder's aggregate adjusted tax basis in the Company Shares surrendered therefor.

  In general, any gain or loss recognized by a shareholder in the Merger will be eligible for capital gain or loss treatment. Any capital gain or loss recognized by shareholders will be long-term capital gain or loss if the Company Shares giving rise to such recognized gain or loss have been held for more than one year; otherwise such capital gain or loss will be short term. An individual's long-term capital gain is subject to federal income tax at a maximum rate of 28% while any capital loss can be offset only against other capital gains plus $3,000 of other income in any tax year. Any unutilized capital loss will carry over as a capital loss to succeeding years for an unlimited time until the loss is exhausted.

  For corporations, a capital gain is subject to federal income tax at a maximum rate of 35% while any capital loss can be offset only against other capital gains. Any unutilized capital loss can be carried back three years and forward five years to be offset against net capital gains generated in such years.

  Under the federal income tax backup withholding rules, unless an exemption applies, the Exchange Agent will be required to withhold, and will withhold, 31% of all cash payments to which a holder of Company Shares or other payee is entitled pursuant to the Merger Agreement, unless the shareholder or other payee provides a tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other Company shareholders) and certifies that such number is correct. Each Company shareholder, and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the Exchange Agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Exchange Agent.

  THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH HOLDER OF COMPANY SHARES IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS).

SOURCE AND AMOUNT OF FUNDS

  Trinity intends to fund payment of the Merger Consideration through use of its general corporate funds. The aggregate cost to Trinity of acquiring all of the Company Shares in the Merger, making required payments to holders of stock options (see "THE MERGER--Interests of Certain Persons in the Merger") and payment of its fees and expenses will be approximately $95 million.

RIGHTS OF DISSENTING SHAREHOLDERS

 Overview

  Subchapter XIII of the Wisconsin Business Corporation Law (the "Dissenters' Rights Statute") provides to shareholders of Wisconsin corporations the right to dissent from, and obtain payment of the "fair value" of their shares in the event of, certain corporate transactions listed in Section 180.1302 of the WBCL. These transactions generally include mergers, except that in the absence of contrary provisions in the articles of incorporation, statutory dissenters' rights are not available if the corporation's shares are listed on a national securities exchange or traded on the Nasdaq Stock Market. The Company Shares are traded on the Nasdaq Stock Market, and therefore the statutes do not provide dissenters' rights in the Merger; however, Article X of the Company's Articles of Incorporation provides that the Company's shareholders shall have dissenters' rights as provided in the WBCL unless the Company Shares are listed on a national securities exchange or held of record by 2,000 or more shareholders. Therefore, shareholders do have the right to dissent from the Merger as provided in the Dissenters' Rights Statute.

 Procedure

  THE FOLLOWING IS A SUMMARY OF CERTAIN MATERIAL PROVISIONS OF THE DISSENTERS' RIGHTS STATUTE RELATING TO DISSENTERS' RIGHTS. IT IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE DISSENTERS' RIGHTS STATUTE, WHICH IS INCLUDED IN THIS PROXY STATEMENT AS EXHIBIT B AND IS INCORPORATED HEREIN BY REFERENCE.

  A shareholder who wishes to assert dissenters' rights must (a) deliver to the Company, before the Special Meeting, written notice of the shareholder's intent to demand payment of "fair value" for his or her shares if the Merger is effectuated, and (b) not vote his or her shares in favor of the Merger. Abstention will satisfy the second prerequisite, but the right to dissent is not preserved unless the notice of dissent is also timely provided. Notice must be in writing, delivered in person or by mail, private courier, facsimile or other commercially accepted means, and should be addressed to the Company at its principal office address as provided herein, to the attention of the Secretary. Notice must state clearly the name and address of the shareholder and the number of shares held. A person may not dissent with respect to fewer than all shares beneficially owned.

  Within 10 days after the Special Meeting, any shareholder who has satisfied the foregoing procedure will receive from the Surviving Corporation a form for demanding payment of the fair value of his or her shares, together with instructions for proper return and a due date for return, which may not be fewer than 30 nor more than 60 days after the date on which the form is provided to the dissenting shareholder. In order to perfect the right of dissent, the shareholder must (a) return the demand form within the time frame specified, (b) certify whether the shares were acquired before or after the date of the first announcement of the Merger (June 19, 1995), and (c) deposit his or her certificates in accordance with instructions provided in the notice.

  Upon receipt of demand for payment, the Surviving Corporation will remit to the dissenting holder the amount that the Surviving Corporation estimates to be the fair value of his or her shares, plus interest from the Effective Time. "Fair value" is defined as the value of the shares just prior to the Merger, excluding, however, any appreciation or depreciation in anticipation of the Merger. However, the Surviving Corporation is allowed to withhold payment from a holder who acquired his or her shares after June 19, 1995, until final determination of fair value between the parties.

  If the dissenting holder believes that the amount paid or tendered by the Surviving Corporation is less than the fair value of the shares, he or she must, within 30 days thereafter, make a further written demand upon the Surviving Corporation, specifying the dissenting holder's own estimate of value. The Surviving Corporation must then either pay the dissenting holder the amount demanded or, within 60 days, bring a special proceeding in circuit court in Milwaukee County. All dissenters whose demands remain unsettled are parties to this proceeding. The court may appoint one or more appraisers, and ultimately must determine the value to be paid. The value may be greater or less than the Merger Consideration. Each party bears its own expenses in the proceeding, except that the court has the power to assess the fees and expenses of counsel and experts (a) against the corporation if it determines that the corporation has not substantially complied with its statutory obligations under the Dissenters' Rights Statute, or (b) against a dissenter if the court determines that the dissenter acted arbitrarily, vexatiously or not in good faith.

 Dissent by Beneficial Shareholder

  Beneficial shareholders, that is, persons whose shares are held by a broker (e.g. in street name) or other record holder, may dissent using the same procedure, provided that the original notice of intent to demand payment must be accompanied by the written consent of the record holder of the shares.

  ANY HOLDER WHO FAILS TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SUMMARIZED ABOVE WILL FORFEIT HIS OR HER RIGHTS OF DISSENT AND WILL RECEIVE THE MERGER CONSIDERATION FOR HIS OR HER SHARES. See Exhibit B.

REGULATORY APPROVALS

  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The Merger is subject to these requirements.

  The Company and Trinity each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Merger on August 18, 1995. Under the HSR Act, the Merger may not be consummated until the expiration of a waiting period of at least 30 days following the receipt of each filing, unless the waiting period is earlier terminated by the FTC and the Antitrust Division or unless the waiting period is extended by a request for additional information. On August 28, 1995, the FTC notified the parties that the waiting period was early terminated as of that date.

  State Attorneys General and private parties may also bring legal actions under the federal or state antitrust laws under certain circumstances. There can be no assurance that a challenge to the proposed Merger on antitrust grounds will not be made or of the result if such a challenge is made.

WISCONSIN AND OTHER STATES' INSURANCE LAWS

  Under Chapter 611 of the Wisconsin Statutes and related regulations, the acquisition of control of a Wisconsin domestic insurer must receive prior approval by the Office of the Commissioner of Insurance of the State of Wisconsin ("OCI"). The statute provides that the transaction will be approved if the OCI finds, after a hearing, that the transaction would not violate the law or be contrary to the interests of the insureds of any participating domestic corporation or of the Wisconsin insureds of any participating nondomestic corporation and, in addition, that (a) the resulting domestic insurer(s) will qualify for Wisconsin licensure; (b) the transaction will not lessen competition in Wisconsin; (c) the financial condition of the acquiring party is not likely to jeopardize the financial stability of the domestic operations; (d) any material changes in the business or corporate structure or management are fair and reasonable to policyholders or in the public interest; and (e) the competence and integrity of the new controlling persons are such that the transaction is in the public interest. Protection of shareholders is not a criterion of the OCI's review of change of control transactions. Along with the Merger Agreement, certain other related agreements between Mutual and Unitrin, and among their subsidiaries, must be approved. See "THE MUTUAL AFFILIATION AGREEMENT." An application for approval of the Merger and all related transactions was submitted to the OCI on August 29, 1995.

  A reinsurance agreement between Trinity and a MIG subsidiary to be entered into pursuant to the Mutual Affiliation Agreement requires the prior approval of the Texas Insurance Commissioner. An application was filed on August 24, 1995.

  The Mutual Affiliation Agreement contemplates the dissolution and/or merger of two inactive subsidiaries of Mutual domiciled in the State of South Dakota whose operations are being run off. Such acts would require the prior approval of the South Dakota Department of Insurance. Receipt of approval or waiver is not a condition to the Closing of the Merger.

                              THE MERGER AGREEMENT

  The following discussion of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is included in this Proxy Statement as Exhibit A (exclusive of all exhibits and schedules) and is incorporated herein by reference.

GENERAL

  The Merger Agreement provides for the merger of Trinity Subsidiary into the Company. The Company will be the Surviving Corporation of the Merger, and, as a result of the Merger, Trinity will own all of the Surviving Corporation's common stock. In the Merger, the shareholders of the Company, other than holders who perfect their dissenters' rights, will receive the Merger Consideration described below.

EFFECTIVE TIME

  The Effective Time of the Merger will occur upon the filing of Articles of Merger with the Secretary of State of the State of Wisconsin as required by the WBCL or at such later date as may be specified in the Articles of Merger. It is anticipated that such Articles of Merger will be filed promptly after the approval and adoption of the Merger Agreement by the shareholders of the Company at the Special Meeting. Such filing will be made, however, only upon satisfaction or waiver of all conditions to the Merger contained in the Merger Agreement.

CONSIDERATION TO BE RECEIVED BY SHAREHOLDERS OF THE COMPANY

  In connection with the Merger, each outstanding Company Share at the Effective Time (except those shares held by the Company as treasury shares, and Dissenting Shares) will be converted into the right to receive $22.00 in cash, without interest. All Company Shares held by the Company as treasury shares will be canceled without consideration. Dissenting Shares will be converted to cash in the manner described in "THE MERGER--Rights of Dissenting Shareholders." Instructions with regard to the surrender of certificates formerly representing Company Shares, together with the letter of transmittal to be used for that purpose, will be mailed to shareholders as soon as practicable after the Effective Time. As soon as practicable following receipt from the shareholder of a duly executed letter of transmittal, together with certificates formerly representing Company Shares and any other items specified by the letter of transmittal, the Exchange Agent will pay the Merger Consideration to such shareholder, by check or draft.

  Each of the outstanding shares of Trinity Subsidiary will automatically be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

  SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES FOR COMPANY SHARES WITH THE ENCLOSED PROXY CARD.

  After the Effective Time, the holder of a certificate formerly representing Company Shares will cease to have any rights as a shareholder of the Company, and such holder's sole right will be to receive the Merger Consideration with respect to such shares (or, in the case of Dissenting Shares, the statutorily determined "fair value"). If payment is to be made to a person other than the person in whose name the surrendered certificate is registered, it will be a condition of payment that the certificates so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of such payment or establish to the satisfaction of the Surviving Corporation that such taxes have been paid or are not applicable. No transfer of shares outstanding immediately prior to the Effective Time will be made on the stock transfer books of the Surviving Corporation after the Effective Time. Certificates formerly representing Company Shares presented to the Surviving Corporation after the Effective Time will be canceled in exchange for the Merger Consideration.

  In no event will holders of Company Shares be entitled to receive payment of any interest on the Merger Consideration to be distributed to them in connection with the Merger.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties of the Company relating to, among other things, (a) corporate organization, existence, good standing and power and authority to own and operate properties and carry on business; (b) corporate power and authority to enter into, and the due, valid and binding execution and delivery of, the Merger Agreement; (c) the absence of any violations of applicable law; (d) consents and approvals of public bodies; (e) the Merger not resulting in conflicts with respect to the articles of incorporation or by-laws, breaches of any agreements or instruments, or violations of orders relating to the Company or its subsidiaries; (f) the capital structure of the Company and its subsidiaries;
(g) the proper filing by the Company with the Securities and Exchange Commission (the "Commission") of all required documents and the accuracy of the information contained in such documents; (h) the fair presentation of financial statements supplied by the Company to Trinity; (i) the absence of certain material adverse changes concerning the Company; (j) the absence of certain undisclosed liabilities of the Company; and (k) certain matters pertaining to federal, state and local taxes and employee benefit plans of the Company.

COVENANTS

  Each of the parties to the Merger Agreement has agreed to use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the WBCL, including cooperation in the preparation and filing of this Proxy Statement, expiration or termination of governmental filings and waiting period requirements, and execution of any additional instruments reasonably necessary to effect the transactions contemplated by the Merger Agreement.

  Pursuant to the Merger Agreement, the Company has agreed that, except as expressly contemplated by the Merger Agreement or consented to in writing by Trinity, from the date of the Merger Agreement until the Merger, neither the Company nor any of its subsidiaries shall cause or permit the Company to:

    (a) incur any liability or obligation outside the ordinary course of business;

    (b) issue any stock, options, warrants or rights, purchase any outstanding stock, or declare or pay any dividend or other distribution;

    (c) enter into any material agreements, amend any existing material agreements, or pay any bonuses or special compensation;

    (d) engage in any negotiations with third parties relating to the acquisition of MIG or any significant portion of its business by such third parties, except to the extent required by fiduciary obligations; or

    (e) otherwise operate outside the ordinary course of business.

TERMINATION FEE

  The Merger Agreement requires the Company to pay Trinity a termination fee of $2 million (the "Termination Fee") if (a) the Merger is not consummated despite the satisfaction of all the conditions to the Company's obligations to close, and (b) the Company enters into a letter of intent or other written agreement with a third party regarding a merger, consolidation, sale of assets or similar transaction within 12 months thereafter. The Termination Fee is the sole and exclusive remedy of Trinity upon any such termination of the Merger Agreement.

AMENDMENTS AND WAIVERS

  The Merger Agreement may not be amended except by an instrument in writing signed on behalf of the Company and Trinity. By mutual written consent, the parties may (a) extend the time for performance of obligations, (b) waive inaccuracies in representations and warranties, (c) waive compliance with covenants and agreements, or (d) make other modifications as agreed to by the parties' Boards of Directors. After approval of the Merger Agreement by the shareholders of the Company, the Board of Directors of the Company will not, without first obtaining the further approval of the shareholders, approve any amendment which would decrease, or change the nature of, the Merger Consideration.

EXPENSES

  The Merger Agreement provides that, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

CONDITIONS TO CONSUMMATION OF THE MERGER

  The obligations of the parties to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of a number of conditions typical in acquisition transactions, including accuracy of representations and warranties; performance of all covenants; receipt of all necessary legal approvals, consents and clearances; and approval by holders of the necessary two-thirds of the Company's outstanding shares. In addition, Trinity's obligation to close is conditioned upon:

    (a) the simultaneous closing of the Mutual Affiliation Agreement;

    (b) receipt of notices of intent to dissent from the holders of not more than 5% of the outstanding Company Shares;

    (c) receipt of resignations of all Company Directors;

    (d) maintenance by the Company of shareholders' equity in excess of $75 million;

    (e) receipt of a "comfort letter" from Coopers & Lybrand, the Company's independent accounting firm, relating to the absence of certain material adverse financial changes since December 31, 1994; and

    (f) receipt of an opinion of Foley & Lardner, counsel to the Company and Mutual, with respect to certain legal matters.

TERMINATION

  The Merger Agreement may be terminated and the Merger abandoned at any time before the Effective Time, notwithstanding approval of the Merger Agreement by the shareholders of the Company:

    (a) by mutual written consent of the Company and Trinity;

    (b) by Trinity, in the event of a failure of a condition to Trinity's obligation to close; or

    (c) by the Company, in the event of a failure of a condition to the Company's obligation to close.

                        THE MUTUAL AFFILIATION AGREEMENT

  Simultaneously with the execution and delivery of the Merger Agreement, Mutual and Unitrin entered into a related agreement (the "Mutual Affiliation Agreement"). Under the terms of the Mutual Affiliation Agreement, Mutual has agreed to do each of the following:

    (a) Cause a subsidiary of MIG to enter into a quota share reinsurance agreement according to a form made an exhibit to the Mutual Affiliation Agreement pursuant to which a portion of the pooled business of Mutual and MIG's subsidiaries will be shared on a pro rata basis with Trinity;

    (b) Amend the existing reinsurance pooling agreement among Mutual and certain of its affiliates according to a form made an exhibit to the Mutual Affiliation Agreement;

    (c) Enter into a new reinsurance pooling agreement, which will revise the respective shares of the pool participants, in a form made an exhibit to the Mutual Affiliation Agreement;

    (d) Recommend that certain nominees of Unitrin be elected to Mutual's Board of Directors by the policyholders at a special meeting of policyholders;

    (e) Indemnify Unitrin and its affiliates against damage occasioned by breaches of any representation, warranty or covenant made by the Company in the Merger Agreement or Mutual in the Mutual Affiliation Agreement; and

    (f) Use its best efforts to cause the Merger to be effectuated.

  Performance by Mutual of all of its obligations under the Mutual Affiliation Agreement is a condition to Trinity's obligation to consummate the Merger. In addition, Mutual has granted Unitrin an irrevocable proxy to vote Mutual's 2,010,000 shares of common stock of the Company in favor of the Merger at the Special Meeting. Unitrin has agreed pursuant to the Mutual Affiliation Agreement to use its best efforts to obtain enhanced financial ratings for Mutual and for the Company's insurance subsidiaries from A.M. Best Company, Inc. Unitrin has also agreed to maintain for the benefit of the current directors and officers of Mutual, MIG and their subsidiaries the same indemnification insurance and bylaw provisions currently in force.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth information, as of August 31, 1995, regarding beneficial ownership of Common Stock by each Director, the Chief Executive Officer, each of the four most highly compensated Executive Officers other than the Chief Executive Officer, all of the Directors and Executive Officers as a group and each person known to be the beneficial owner of 5% or more of the outstanding Common Stock. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.

                                                       AMOUNT AND
                                                         NATURE
                                                       OF CURRENT
                                                       BENEFICIAL    PERCENT OF
                                                       OWNERSHIP       SHARES
               NAME OF BENEFICIAL OWNER                   (1)        OUTSTANDING
               ------------------------                ----------    -----------
Robert W. Doucette....................................    40,500           *
Daniel R. Doucette....................................    19,710           *
Michael S. Ariens.....................................       200           *
Maureen J. Oster......................................       800           *
James L. Dorman.......................................     3,000           *
Michael J. Koss.......................................       -0-           *
Joseph C. Branch......................................     1,000           *
Thomas I. Doucette....................................     1,200           *
Robert W. Grieb.......................................     1,000           *
Tracy Watchmaker Schneider............................     4,130           *
Peter J. Donegan......................................     3,177           *
Gil C. Rohde, Jr......................................     2,623           *
All Directors and Executive Officers
 as a group (16 persons)..............................    86,488         2.1%
Milwaukee Mutual Insurance Company
 803 West Michigan Street
 Milwaukee, WI 53233.................................. 2,010,000        48.4%
Heartland Advisors, Inc.
 790 North Milwaukee Street
 Milwaukee, WI 53202..................................   553,000(2)     13.3%
T. Rowe Price Associates, Inc. and
 T. Rowe Price Small Cap. Value Fund, Inc.
 100 East Pratt Street
 Baltimore, MD 21202..................................   240,000(3)      5.8%

- --------
*  Less than one percent.
(1) Includes shares subject to exercisable stock options as follows: Mr. Daniel Doucette, 3,510 shares; Ms. Watchmaker Schneider, 1,216 shares; Mr. Donegan, 959 shares; and all directors and executive officers as a group, 9,008 shares. If the Merger is consummated, the following numbers of additional options issued under the Milwaukee Mutual Insurance Company Stock Option Plan and the Milwaukee

   Insurance Group, Inc. 1994 Incentive Stock Plan will be (a) accelerated as to vesting and (b) automatically cashed out:

                                                                   NO. OF SHARES
                                                                   -------------
        Daniel R. Doucette........................................    16,102
        Michael S. Ariens.........................................     5,000
        Maureen J. Oster..........................................     5,000
        James L. Dorman...........................................     5,000
        Michael J. Koss...........................................     5,000
        Joseph C. Branch..........................................     5,000
        Tracy Watchmaker Schneider................................     7,087
        Peter J. Donegan..........................................     6,674
        Gil C. Rohde, Jr..........................................     5,342
        All Directors and Executive
         Officers of the Company
         as a group...............................................    84,888

  In addition, 6 non-employee Directors of Mutual each have an option to purchase 5,000 shares, and Daniel R. Doucette currently holds an option issued by Mutual to purchase 150,000 of Mutual's Company Shares, all of which will be accelerated and cashed out in connection with the Merger.
(2) As reported by Heartland Advisors, Inc. (Heartland) on a Schedule 13G dated February 15, 1995. Heartland reported sole dispositive power over 553,000 shares of Common Stock and sole voting power over none of the shares of Common Stock.
(3) As reported by T. Rowe Price Associates, Inc. and T. Rowe Price Small Cap Value Fund, Inc. on a Schedule 13G dated February 15, 1995, these securities are owned by various investors including the T. Rowe Price Small Cap Value Fund, Inc. (which owns 240,000 shares) for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or shared power to vote the securities. For purposes of reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

  As required under the terms of the Mutual Affiliation Agreement, Mutual has granted to Unitrin an irrevocable proxy to vote all of Mutual's 2,010,000 Company Shares at the Special Meeting.

                                 OTHER MATTERS

  The Board of Directors of the Company is not aware of any matters to be presented for action at the Special Meeting other than those described herein and does not intend to bring any other matters before the Special Meeting. However, if other matters should come before the Special Meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion, unless such authority is withheld.

                     PROPOSALS BY HOLDERS OF COMPANY SHARES

  As described in the Company's Proxy Statement relating to its 1995 Annual Meeting (in the event the Merger is not consummated for any reason), proposals of shareholders intended to be presented at the 1996 annual meeting of shareholders must be received by the Company at its principal executive offices not later than December 15, 1995, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. In addition, a shareholder who intends to present business at any annual meeting must comply with the notice requirements set forth in the Company's Bylaws. Shareholders should mail any proposals by certified mail-return receipt requested.

                            EXPENSES OF SOLICITATION

  The expenses in connection with solicitation of the enclosed form of proxy will be shared by the Company and Mutual. In addition to solicitation by mail, officers or regular employees of the Company, who will receive no compensation for such services other than their regular salaries, may solicit proxies personally or by telephone or facsimile. Arrangements will be made with brokerage houses, nominees, participants in central certificate depository systems and other custodians and fiduciaries to supply them with solicitation material for forwarding to their principals, and arrangements may be made with such persons to obtain authority to sign proxies. The Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                 LEGAL MATTERS

  Foley & Lardner, Milwaukee, Wisconsin, counsel to the Company, will deliver an opinion to Trinity with respect to certain legal matters. Joseph C. Branch, a partner in Foley & Lardner, is a member of the Board of Directors of the Company. At August 31, 1995, Mr. Branch owned 1,000 shares of Common Stock, and options to purchase another 5,000 shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The consolidated financial statements of the Company as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, incorporated by reference have been audited by Coopers & Lybrand, independent public accountants, as stated in their report.

  A representative of Coopers & Lybrand will be at the Special Meeting to answer questions by shareholders and will have the opportunity to make a statement if so desired.

                             AVAILABLE INFORMATION

  The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of Commission at its Washington address at prescribed rates.

                     INFORMATION INCORPORATED BY REFERENCE

  The following documents filed by the Company with the Commission (Commission File No. 0-15119) are hereby incorporated by reference into this Proxy
Statement:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

    2. The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1995 and March 31, 1995; and

    3. The information contained on pages 13 through 50 of the Company's 1994 Annual Report to Shareholders, which is being provided herewith. The information contained on pages 1 through 12 is not incorporated herein.

  All documents filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) or the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Copies of the documents (without exhibits) incorporated by reference in this Proxy Statement are available without charge upon written or oral request from Daniel
A. Riedl, Secretary, Milwaukee Insurance Group, Inc., 803 West Michigan Street, Milwaukee, Wisconsin 53233, telephone (414) 271-0525.

                                          By order of the Board of Directors

                                          Daniel A. Riedl
                                          Secretary

Milwaukee, Wisconsin

September 1, 1995

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                                  EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                        MILWAUKEE INSURANCE GROUP, INC.,

                        TRINITY ACQUISITION CORPORATION

                                      AND

                      TRINITY UNIVERSAL INSURANCE COMPANY

                           AS OF AUGUST 17, 1995

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I THE MERGER......................................................   A-1
  (a) The Merger..........................................................   A-1
  (b) Effective Time......................................................   A-1
  (c) Effect of the Merger................................................   A-2
  (d) Articles of Incorporation...........................................   A-2
  (e) By-Laws.............................................................   A-2
  (f) Directors and Officers..............................................   A-2
  (g) Conversion of Shares................................................   A-2
  (h) Surrender of Shares.................................................   A-2
  (i) Designation of Paying Agent; Investment of Funds....................   A-3
  (j) Transmittal Materials...............................................   A-3
  (k) Dissenting MIG Shares...............................................   A-3
  (l) Termination of Paying Agent's Duties................................   A-3
  (m) Closing of MIG's Transfer Books.....................................   A-3
  (n) Employee Stock Options..............................................   A-3
ARTICLE II REPRESENTATIONS AND WARRANTIES OF MIG..........................   A-4
  (a) Organization and Standing of MIG....................................   A-4
  (b) MIG Subsidiaries....................................................   A-4
  (c) Authorized Stock....................................................   A-4
  (d) Authorization.......................................................   A-5
  (e) Articles of Incorporation and By-laws...............................   A-5
  (f) Consents and Approvals..............................................   A-5
  (g) Defaults and Conflicts..............................................   A-5
  (h) SEC Reports; Financial Statements...................................   A-5
  (i) Statutory Financial Statements......................................   A-6
  (j) Changes Since March 31, 1995........................................   A-6
  (k) Properties..........................................................   A-7
   (i)Real Estate and Mortgages...........................................   A-7
   (ii)Investment Securities..............................................   A-7
   (iii) Title to Property................................................   A-7
  (l) Environmental Laws..................................................   A-7
  (m) Proprietary Rights..................................................   A-8
  (n) Receivables.........................................................   A-8
  (o) Agreements..........................................................   A-8
  (p) Litigation..........................................................   A-8
  (q) Compliance with Laws................................................   A-9
  (r) Taxes...............................................................   A-9
  (s) Related Party Transactions..........................................  A-10
  (t) Employee Benefit Plans..............................................  A-10

                                                                            PAGE
                                                                            ----
  (u) Insurance............................................................ A-11
  (v) Insurance Business................................................... A-11
  (w) Reinsurance.......................................................... A-11
  (x) Regulatory Filings................................................... A-11
  (y) Agents............................................................... A-12
  (z) Powers of Attorney; Guarantees....................................... A-12
  (aa) Reserves............................................................ A-12
  (ab) Finders and Investment Bankers...................................... A-12
  (ac) Third Party Discussions............................................. A-12
  (ad) Disclosure.......................................................... A-12
ARTICLE III REPRESENTATIONS AND WARRANTIES OF TRINITY...................... A-13
  (a) Organization of Trinity and Trinity Subsidiary....................... A-13
  (b) Authorization........................................................ A-13
  (c) Consents and Approvals............................................... A-13
  (d) Defaults and Conflicts............................................... A-13
  (e) SEC Filings.......................................................... A-13
  (f) Funds Available...................................................... A-13
ARTICLE IV RIGHT TO INVESTIGATE............................................ A-13
ARTICLE V COVENANTS OF MIG................................................. A-14
  (a) Ordinary Course...................................................... A-14
  (b) Liabilities.......................................................... A-14
  (c) Changes in Stock..................................................... A-14
  (d) New Agreements....................................................... A-14
  (e) Employee Stock Options............................................... A-14
  (f) Consents............................................................. A-14
  (g) Notice............................................................... A-14
  (h) Shareholders' Meeting................................................ A-15
  (i) No Solicitation...................................................... A-15
  (j) Reports.............................................................. A-15
  (k) Cooperation.......................................................... A-15
  (l) Conditions Precedent................................................. A-15
ARTICLE VI COVENANTS OF TRINITY............................................ A-15
  (a) Consents............................................................. A-15
  (b) Directors' and Officers' Insurance................................... A-15
  (c) Cooperation.......................................................... A-16
  (d) Conditions Precedent................................................. A-16
ARTICLE VII CLOSING AND CLOSING DOCUMENTS.................................. A-16
  (a) Closing.............................................................. A-16
  (b) MIG Closing Documents................................................ A-16
  (c) Trinity Closing Documents............................................ A-16

                                                                            PAGE
                                                                            ----
ARTICLE VIII CONDITIONS TO THE OBLIGATIONS OF TRINITY...................... A-17
  (a) Validity of Representation and Warranties............................ A-17
  (b) Consents............................................................. A-17
  (c) Compliance with Covenants............................................ A-17
  (d) Opinion of Counsel................................................... A-17
  (e) Approval of MIG Shareholders......................................... A-17
  (f) Dissenting MIG Shares................................................ A-17
  (g) Mutual Agreement..................................................... A-17
  (h) Resignations......................................................... A-17
  (i) Employment Matters................................................... A-17
  (j) Comfort Letter....................................................... A-17
  (k) MIG Shareholders' Equity............................................. A-17
  (l) Licenses............................................................. A-17
  (m) Coopers & Lybrand Fees............................................... A-18
ARTICLE IX CONDITIONS TO THE OBLIGATIONS OF MIG............................ A-18
  (a) Validity of Representations and Warranties........................... A-18
  (b) Consents............................................................. A-18
  (c) Compliance with Covenants............................................ A-18
  (d) Opinion of Counsel................................................... A-18
  (e) Mutual Agreement..................................................... A-18
ARTICLE X CONDITIONS APPLICABLE TO TRINITY AND MIG......................... A-18
  (a) Hart-Scott-Rodino Act................................................ A-18
  (b) Governmental Approvals............................................... A-18
  (c) Injunction........................................................... A-18
  (d) Effective Time....................................................... A-18
ARTICLE XI TERMINATION AND TERMINATION FEE................................. A-19
  (a) Termination.......................................................... A-19
  (b) Termination Fee...................................................... A-19
  (c) Survival of Rights................................................... A-19
ARTICLE XII SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.......... A-19
ARTICLE XIII MISCELLANEOUS................................................. A-19
  (a) Payment of Expenses.................................................. A-19
  (b) Entire Agreement..................................................... A-19
  (c) Modifications, Amendments and Waivers................................ A-19
  (d) Assignment........................................................... A-20
  (e) Schedules............................................................ A-20
  (f) Press Releases....................................................... A-20
  (g) Knowledge............................................................ A-20
  (h) Notices.............................................................. A-20

                          AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of August 17, 1995 (the "Agreement"), by and among Milwaukee Insurance Group, Inc., a Wisconsin corporation ("MIG"), Trinity Acquisition Corporation, a Wisconsin corporation ("Trinity Subsidiary"), said two corporations being merged as hereinafter provided referred to as the "Constituent Corporations", and Trinity Universal Insurance Company, a Texas insurance company ("Trinity").

  The authorized capital stock of MIG consists of 2,000,000 shares of Preferred Stock, $.01 par value per share, none of which are outstanding, and 15,000,000 shares of Common Stock, $.01 par value per share ("MIG Common Stock"), of which 4,150,600 shares are outstanding as of the date hereof;

  The authorized capital stock of Trinity Subsidiary consists of 1,000 shares of common stock, par value $.01 per share, all of which shares are issued and outstanding and are owned by Trinity;

  Trinity is a wholly-owned subsidiary of Unitrin, Inc., a Delaware corporation ("Unitrin");

  Milwaukee Mutual Insurance Company, a Wisconsin mutual insurance company (the "Mutual"), owns approximately 49% of the issued and outstanding shares of MIG Common Stock;

  Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Trinity's and Trinity Subsidiary's willingness to enter into this Agreement, the Mutual has entered into an agreement with Unitrin (the "Mutual Agreement") providing for, among other things, certain representations and warranties of the Mutual with respect to its operations, the assumption by the Mutual of the representations, warranties and certain covenants of MIG provided herein, indemnifications of Trinity with respect thereto and the Mutual's undertakings to enter into certain affiliation arrangements as of the Effective Time hereunder (the "Affiliation Arrangements"), and has granted to Unitrin an irrevocable proxy to vote its shares of MIG Common Stock; and

  The respective Boards of Directors of MIG, Trinity and Trinity Subsidiary deem the merger provided for herein (the "Merger") desirable and in the best interests of their respective shareholders.

  The respective Boards of Directors of MIG, Trinity and Trinity Subsidiary have duly adopted resolutions approving the Agreement, and the Board of Directors of MIG has directed that the Agreement be submitted for approval by MIG's shareholders.

  In consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

  (a) The Merger. In accordance with the provisions of this Agreement and the Wisconsin Business Corporation Law ("WBCL"), at the Effective Time (as herein defined), Trinity Subsidiary shall be merged with and into MIG and the separate existence of Trinity Subsidiary shall thereupon cease, and the name of MIG, as the surviving corporation in the Merger (the "Surviving Corporation"), shall be "Milwaukee Insurance Group, Inc."

  (b) Effective Time. The Merger shall become effective when properly executed Articles of Merger are duly filed with the Secretary of State of Wisconsin, which filing shall be made as promptly as practicable after the closing of the transactions contemplated by this Agreement in accordance with Article VII hereof. As used herein, the term "Effective Time" shall mean the date and time at which such Articles are so filed or such later time as is specified in the Articles of Merger.

  (c) Effect of the Merger. At the Effective Time, title to all property owned by the Constituent Corporations shall be vested in the Surviving Corporation without reversion or impairment. The Surviving Corporation shall have all liabilities of the Constituent Corporations. A civil, criminal, administrative or investigatory proceeding pending against the Constituent Corporations may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding for Trinity Subsidiary. The shares of MIG Common Stock shall be converted into cash in the manner and on the basis described below and the former holders of such shares shall be entitled only to the rights provided in this Agreement, MIG's Articles of Incorporation, as amended (the "MIG Articles") or as provided under the WBCL.

  (d) Articles of Incorporation. The Articles of Incorporation of Trinity Subsidiary in effect at the time of the Merger shall be the Articles of Incorporation of the Surviving Corporation. Such Articles of Incorporation, separate and apart from this Agreement, shall be, and may be separately certified as, the Articles of Incorporation of the Surviving Corporation.

  (e) By-Laws. The By-Laws of Trinity Subsidiary in effect at the time of the Merger shall be the By-Laws of the Surviving Corporation until altered, amended or repealed.

  (f) Directors and Officers. The directors and officers of the Surviving Corporation at the Effective Time shall be individuals designated by Trinity to serve, in each case, until their successors shall have been elected and shall qualify. If at the Effective Time a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by the By-Laws of the Surviving Corporation.

  (g) Conversion of Shares. The manner and basis of converting and exchanging the shares of MIG Common Stock and Trinity Subsidiary common stock, and the manner and basis of making distributions, if any, to shareholders of MIG and Trinity Subsidiary, shall be as follows:

    (i) Each share of MIG Common Stock which is issued and outstanding immediately prior to the Effective Time other than Dissenting MIG Shares (as defined below) shall, by virtue of the Merger and without any action on the part of the holder thereof, at and after the Effective Time be converted into the right to receive $22.00 in cash (subject to appropriate adjustment for any stock split, reverse stock split, stock dividend or other similar distribution or reclassification with respect to the outstanding shares of MIG Common Stock from the date hereof to the Effective Time) (the "Merger Consideration").

    (ii) Each share of MIG Common Stock, if any, which is issued and held in the treasury of MIG, shall, by virtue of the Merger and without any action on the part of Trinity Subsidiary or of MIG, at the Effective Time, be retired and cancelled, and no cash or other consideration shall be issued with respect thereto.

    (iii) All shares of common stock of Trinity Subsidiary issued and outstanding at the Effective Time shall be converted into and exchanged for an equal number of shares of common stock of the Surviving Corporation so that the Surviving Corporation shall become a wholly-owned subsidiary of Trinity. Trinity as sole holder of the shares of Trinity Subsidiary common stock outstanding immediately before the Effective Time shall, as promptly as possible after the Effective Time, surrender the certificate representing such shares of Trinity Subsidiary common stock to the Surviving Corporation in exchange for a certificate representing an equal number of shares of common stock of the Surviving Corporation, which shall constitute all the outstanding shares of capital stock of the Surviving Corporation.

  (h) Surrender of Shares. As promptly as practicable after the Effective Time, each holder of shares of MIG Common Stock shall, upon presentation and surrender of the certificate or certificates therefor to the Paying Agent (as defined below) for cancellation in accordance with the transmittal materials described below, be entitled to receive in exchange therefor a check or checks payable to such person representing payment of cash into which such holder's shares of MIG Common Stock have been converted at the Effective Time. Each certificate which represented issued and outstanding shares of MIG Common Stock immediately prior to the Effective Time shall be deemed cancelled at the Effective Time and shall represent only the right to receive cash for each share represented by such certificate. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any of the funds to be received in the Merger.

  (i) Designation of Paying Agent; Investment of Funds. Trinity and Trinity Subsidiary shall make available to First Chicago Trust Company of New York to act as paying agent (the "Paying Agent") at the Effective Time an amount in cash equal to the product of the Merger Consideration times the number of shares of MIG Common Stock outstanding immediately prior to the Effective Time, which shall not include the number of shares of MIG Common Stock held in MIG's treasury, less the number of Dissenting MIG Shares whose holders have complied with the provisions of Sections 180.1301 to 180.1331 of the WBCL and Article X of the MIG Articles as described in Paragraph (k) below at or prior to the Effective Time and less any shares owned by Trinity, Trinity Subsidiary or any other subsidiary or affiliate of Trinity. The cash deposited with the Paying Agent shall be invested by the Paying Agent as directed by Trinity.

  (j) Transmittal Materials. As promptly as practicable following the Effective Time, Trinity shall send or cause to be sent to each former holder of record of shares of MIG Common Stock transmittal materials for use in surrendering their certificate or certificates in exchange for cash. The letter of transmittal will contain instructions with respect to the surrender of such certificates. Trinity shall instruct record date holders of MIG Common Stock who hold such shares for the account of others to provide the respective beneficial holders of such shares instructions with respect to the surrender of their shares.

  (k) Dissenting MIG Shares. Each outstanding share of MIG Common Stock for which written notice of intent to demand payment therefor is delivered in accordance with Sections 180.1301 to 180.1331 of the WBCL and Article X of the MIG Articles and is not voted in favor of the Merger shall not be converted into or represent a right to receive cash hereunder unless and until the holder thereof shall have failed to perfect his demand for payment under Sections
180.1301 to 180.1331 of the WBCL and Article X of the MIG Articles, at which time his shares shall be converted into a right to receive cash in the same manner and subject to the same conditions as provided for other outstanding shares of MIG Common Stock in this Article I. All such shares of MIG Common Stock for which such a written notice of intent to demand payment is so delivered and which are not voted in favor of the Merger, except for such shares of MIG Common Stock for which a demand for payment is not perfected in accordance with the WBCL and the MIG Articles, are herein called "Dissenting MIG Shares." MIG shall give Trinity and Trinity Subsidiary prompt notice upon receipt by MIG of any such written notice of intent to demand payment for shares of MIG Common Stock. MIG agrees that prior to the Effective Time it will not, except with the prior written consent of Trinity, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Each holder of Dissenting MIG Shares who becomes entitled, pursuant to Sections 180.1301 to 180.1331 of the WBCL and Article X of the MIG Articles, to receive payment for the fair value of his shares shall receive payment therefor from MIG as the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions), and such shares shall be retired and cancelled.

  (l) Termination of Paying Agent's Duties. Promptly following the date which is twelve months after the Effective Time, the Paying Agent shall deliver to Trinity all cash and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a certificate formerly representing shares of MIG Common Stock who has not previously surrendered such certificate may surrender such certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefore the Merger Consideration.

  (m) Closing of MIG's Transfer Books. At the Effective Time, the stock transfer records of MIG shall be closed and no transfer of shares of MIG Common Stock shall thereafter be made.

  (n) Employee Stock Options. As of the Effective Time, each stock option listed in Section 1(n) of a schedule delivered by MIG to Trinity concurrently with the execution of this Agreement (the "MIG

Schedule") which is outstanding on the date hereof and at the Effective Time shall be converted into the right to receive the Merger Consideration on the same basis on which shares of MIG Common Stock will be converted into cash pursuant to the Merger. Immediately upon such conversion, each stock option listed in such Schedule shall be deemed fully vested, exercised and cancelled in exchange for the right to receive cash equal to the difference between (A) the product of the number of shares of MIG Common Stock into which such option would then be exercisable times the Merger Consideration and (B) the option exercise price, subject to any required withholding of any amount for purposes of federal, state, local or foreign taxes. MIG shall take all actions necessary to obtain such consents as may be necessary for the transactions contemplated by this Article I(n).

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF MIG

  MIG represents and warrants to Trinity and Trinity Subsidiary as follows:

  (a) Organization and Standing of MIG. MIG is a corporation duly organized and validly existing under the laws of the State of Wisconsin and has the corporate power to own or lease its properties and to carry on its business as now being conducted.

  (b) MIG Subsidiaries. Section 2(b) of the MIG Schedule sets forth a list of all of MIG's subsidiaries (hereinafter separately called a "MIG Subsidiary" and collectively called the "MIG Subsidiaries"). The schedule sets forth the authorized capital stock, the number of shares duly issued and outstanding, the number so owned by MIG and the jurisdiction of incorporation of each MIG Subsidiary. The shares of capital stock of the MIG Subsidiaries owned directly or indirectly by MIG are validly issued, fully paid and non-assessable (subject to statutory obligations of holders, if any), and are owned free and clear of any liens, claims, charges or encumbrances except as disclosed on the MIG Schedule. Except as disclosed on such Schedule, neither MIG nor any of the MIG Subsidiaries has any investment in any subsidiary or any investment in any partnership, joint venture, limited liability company or similar entity, all of which investments are owned free and clear of any liens, claims, charges or encumbrances except as disclosed thereon. Each of the MIG Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own or lease its properties and carry on its business as now being conducted. Each of the MIG Subsidiaries is duly qualified or otherwise authorized to transact business as a foreign corporation and is in good standing in every jurisdiction in which such qualification or authorization is required by law to carry on its business as now being conducted, except where the failure to qualify or to be authorized would not have a material adverse effect on the assets, properties, business or financial condition of MIG or any of the MIG Subsidiaries. Each of the MIG Subsidiaries designated as an insurance company on the MIG Schedule ("Insurance Subsidiary" or "Subsidiaries") has all requisite power and authority to carry on an insurance business pursuant to and to the extent of the certificates of authority issued under the laws of the states listed in such Schedule. The MIG Schedule indicates the line or lines of insurance which is permitted to be written with respect to each certificate of authority listed. No certificate of authority identified in such Schedule has been revoked, restricted, suspended, limited or modified nor is any certificate of authority the subject of, nor to the knowledge of MIG is there a basis for, a proceeding for revocation, restriction, suspension, limitation or modification, nor is any Insurance Subsidiary operating under any formal or informal agreement or understanding with the licensing authority of any state which restricts its authority to do business or requires any Insurance Subsidiary to take, or refrain from taking, any action.

  (c) Authorized Stock. The authorized capital stock of MIG consists of 2,000,000 shares of Preferred Stock, $.01 par value per share, none of which has been issued, and 15,000,000 shares of Common Stock, par value $.01 per share, of which 4,150,600 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of MIG Common Stock have been validly issued and are fully paid and non-assessable (subject to statutory obligations of holders, if any) and free of preemptive rights. As of the date hereof, 117,766 shares of MIG Common Stock were reserved for issuance upon exercise of outstanding MIG stock options granted pursuant to the Milwaukee Insurance Group, Inc. 1994 Incentive Stock Plan and 12,582 shares of MIG Common Stock were reserved for issuance upon exercise of outstanding stock options granted under the Milwaukee Mutual Insurance Company Stock Option Plan. Except for the options and shares specified above and as reflected in Section 2(c) of the MIG Schedule, there is no contract, understanding, restriction or agreement, including any voting trust or other agreement or understanding with respect to the voting of any of the capital stock of MIG, or any convertible, exchangeable or exercisable security, option, warrant, call, or commitment on the part of MIG of any character relating to issued or unissued shares of the capital stock of MIG.

  (d) Authorization. The Board of Directors of MIG has adopted resolutions approving the Agreement and the transactions contemplated hereby and has authorized the execution and delivery of the Agreement and has directed by resolution that the Agreement be submitted to a vote of the holders of shares of MIG Common Stock taken at a meeting called for the purpose of considering and acting upon this Agreement. MIG has full power and authority to enter into this Agreement and, upon appropriate consent of its shareholders in accordance with law, subject to obtaining all required regulatory approvals, to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by MIG and constitutes the valid and legally binding obligation of MIG, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors rights generally and subject to general principles of equity.

  (e) Articles of Incorporation and By-laws. MIG has delivered to Trinity true and complete copies of its and each of the MIG Subsidiaries' Articles of Incorporation and By-Laws as in effect as of the date hereof.

  (f) Consents and Approvals. Except for the consents and approvals listed on the schedule attached hereto (the "MIG Consent Schedule"), no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by MIG of the transactions contemplated by this Agreement.

  (g) Defaults and Conflicts. Neither MIG nor any MIG Subsidiary is or immediately prior to the Effective Time will be in default under its Articles of Incorporation or By-Laws, or in default under any indenture or under any material agreement or other material instrument to which it is a party or by which it or any of its properties is bound or to which it is subject. Subject to the receipt of all consents and approvals contemplated by this Agreement, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of and compliance with the terms and provisions hereof, will (i) violate any judicial, administrative or arbitral order, writ, award, judgment, injunction or decree involving MIG or any of the MIG Subsidiaries, (ii) conflict with the terms, conditions or provisions of the charter or By-Laws of MIG or any MIG Subsidiary, (iii) conflict with, result in a breach of, constitute a default under or accelerate or permit the acceleration of the performance required by, any indenture or any material agreement or other material instrument to which MIG or any MIG Subsidiary is a party or by which MIG or any MIG Subsidiary is bound, (iv) result in the creation of any lien, charge or encumbrance upon any of the assets of MIG or any MIG Subsidiary under any such agreement or instrument, or
(v) terminate or give any party thereto the right to terminate any such indenture, agreement or instrument. Except as disclosed in Section 2(g) of the MIG Schedule, no consent of any third party to any indenture or any material agreement or other material instrument to which MIG or any MIG Subsidiary is a party is required in connection with the Merger. MIG agrees that prior to the Effective Time it will use its best efforts to obtain all required consents to the Merger of parties to any such indenture, agreement, or other instrument which is material to the business of MIG or any MIG Subsidiary.

  (h) SEC Reports; Financial Statements. MIG has filed all required forms, reports, registration statements and documents with the Securities and Exchange Commission (the "SEC"), since December 31, 1991 (collectively, the "SEC Reports"), each of which, as of its respective date, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the

Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of MIG included in its Annual Report on Form 10-K for the years ended December 31, 1992, 1993 and 1994, and the unaudited consolidated interim financial statements included in its Quarterly Report on Form 10-Q for its quarter ended March 31, 1995, fairly present in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), the consolidated financial position of MIG and the MIG Subsidiaries as of the dates thereof and their consolidated statements of operations, shareholders' equity, and cash flows for the periods then ended (in the case of any unaudited interim financial statements, subject to (i) normal year-end adjustments and (ii) standard limitations on the application of generally accepted accounting principles).

  Except as and to the extent reflected in the interim consolidated statement of financial position of MIG and the MIG Subsidiaries as of March 31, 1995, and notes thereto (the "MIG March 31, 1995 Balance Sheet") or in Section 2(h) of the MIG Schedule, neither MIG nor any MIG Subsidiary had as of March 31, 1995, any liability or obligation (absolute, contingent or otherwise) except for contractual liabilities arising in the ordinary course which are not required to be reflected in a balance sheet prepared in accordance with generally accepted accounting principles. Except as and to the extent disclosed in
Section 2(h) of the MIG Schedule, neither MIG nor any MIG Subsidiary has incurred any liability or obligation (absolute, contingent or otherwise) since March 31, 1995, other than in the ordinary course of business.

  (i) Statutory Financial Statements. MIG has furnished to Trinity copies of the statutory financial statements (the "Statutory Financial Statements") for each of the MIG Insurance Subsidiaries for the years ended December 31, 1992, 1993 and 1994 and the quarter ended March 31, 1995 as filed with the Office of the Commissioner of Insurance of the State of Wisconsin ("OCI"). The Statutory Financial Statements, including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims, together with the notes thereto, fairly present the financial position, assets, liabilities, change in financial position, surplus and other funds of the Insurance Subsidiaries as of the dates thereof and the results of their operations for the periods indicated in conformity with statutory accounting principles ("SAP") prescribed or permitted by state law, rules and regulations of the insurance departments of their respective states of domicile and the National Association of Insurance Commissioners, applied on a consistent basis with prior periods, except as set forth therein. Each such Statutory Financial Statement was in compliance with applicable law and correct in every material respect when filed and there were no material omissions therefrom. Except for liabilities and obligations disclosed or provided for in the Statutory Financial Statements, none of the Insurance Subsidiaries had, as of the respective dates of each such Statutory Financial Statements, any liabilities or obligations (whether absolute or contingent and whether due or to become due) except for contractual liabilities arising in the ordinary course which are not required to be reflected in statutory financial statements prepared in accordance with SAP. All books of account of each Insurance Subsidiary fully and fairly disclose all the transactions, properties, assets, investments, liabilities and obligations of such Subsidiaries and all such books of account are in the possession of such Subsidiary and are complete in all material respects.

  (j) Changes Since March 31, 1995. Except as disclosed in Section 2(j) of the MIG Schedule, since March 31, 1995 there has been no material adverse change in the assets, properties, business, financial condition or results of operations of MIG or any of the MIG Subsidiaries; and neither MIG nor any MIG Subsidiary has, since March 31, 1995 (i) made any change in its authorized capital stock,
(ii) issued any stock options, warrants or other rights calling for the issue, transfer, sale or delivery of its capital stock or other securities, (iii) paid any stock dividend or made any reclassification in respect of its outstanding shares of capital stock, (iv) issued, transferred, sold or delivered any shares of its capital stock (or securities convertible into or exchangeable, with or without additional consideration, for such capital stock), (v) purchased or otherwise acquired for a consideration any outstanding shares of its capital stock, (vi) disposed of a material portion of

MIG's or any of MIG Subsidiaries' assets, properties or business other than in the ordinary course of business, or (vii) authorized or made any distribution to MIG's stockholders of any assets of MIG or the MIG Subsidiaries by way of cash dividends or otherwise.

  (k) Properties.

    (i) Real Estate and Mortgages. Section 2(k)(i) of the MIG Schedule sets forth a list and summary description of (a) all real property owned by MIG or any MIG Subsidiary and all buildings and other structures located on such real property, (b) all leases, subleases or other agreements under which MIG or any MIG Subsidiary is the lessor or lessee of any real property, (c) all unexpired options held by MIG or any MIG Subsidiary or contractual obligations on its part to purchase or acquire any interest in real property, (d) all unexpired options granted by MIG or any MIG Subsidiary or contractual obligations on its part to sell or dispose of any interest in real property, and (e) all mortgages held by MIG or any MIG Subsidiary (other than as investment securities), identifying all such mortgages, if any, for which deficiency notices have been issued or that are otherwise not current. Except as disclosed in Section 2(k)(i) of the MIG Schedule, as of the date hereof such leases, subleases and other agreements are in full force and effect and MIG or any MIG Subsidiary has not received any notice of any material default thereunder. Each of the options disclosed in Section 2(k)(i) of the MIG Schedule is in full force and effect.

    (ii) Investment Securities. The common stock, preferred stock, bonds, mortgage loans and other investments owned by MIG or any MIG Subsidiary as of the date hereof are evidenced by appropriate written instruments and certificates (except where in non-certificated form), are valid and genuine in all material respects and enforceable in accordance with their terms against all persons against whom they purport to create an obligation, subject to bankruptcy, receivership, insolvency, reorganization, moratorium, or other similar laws affecting or relating to creditors' rights generally and subject to general principles of equity. All such bonds, stocks, mortgage loans and other investments conform in all material respects to the requirements of applicable insurance laws. Except as disclosed in Section 2(k)(ii) of the MIG Schedule, none of such investments are in default on the payment of principal, interest or other required distributions.

    (iii) Title to Property. Except as disclosed in Section 2(k)(iii) of the MIG Schedule, MIG and each MIG Subsidiary has good and marketable title to all real properties reflected in Section 2(K)(i) and good and marketable title to all other assets and properties shown as owned by it on the MIG March 31, 1995 Balance Sheet or acquired since that date (except properties disposed of in the ordinary course of business subsequent to said date), in each case free of all mortgages, liens, charges and encumbrances of any nature whatsoever, other than (A) liens for Taxes not yet due and payable and (B) such minor liens, charges and encumbrances as, in the aggregate, do not and would not if asserted have a material adverse effect on the assets, properties, business, financial condition or results of operations of MIG or any MIG Subsidiary.

  (l) Environmental Laws. Except as disclosed in Section 2(l) of the MIG Schedule, MIG and each MIG Subsidiary has conducted and is conducting its business in compliance in all material respects with all applicable federal, state, and local laws, regulations and requirements currently in force relating to the protection of the environment ("Environmental Laws"). There is no pending, or to the knowledge of MIG or any MIG Subsidiary, threatened, civil or criminal litigation, written notice of violation, or administrative proceeding relating to such Environmental Laws involving MIG or any MIG Subsidiary. There is no condition existing with respect to the release, emission, discharge or presence of hazardous substances in connection with the business of MIG or any MIG Subsidiary which condition would subject MIG or any MIG Subsidiary to any proceeding under such Environmental Laws or could otherwise have a material adverse effect on the assets, properties, business, financial condition or results of operations of MIG or any MIG Subsidiary. MIG and each MIG Subsidiary has received all approvals, consents, licenses, and permits with respect to environmental matters necessary to carry on its business substantially as currently conducted.

  (m) Proprietary Rights. Section 2(m) of the MIG Schedule discloses all the trademarks, trade names and service marks (and all registrations and applications with respect thereto) (collectively the "Proprietary Rights") used in the business of MIG or any MIG Subsidiary. Except as otherwise disclosed in such Schedule, either MIG or one of the MIG Subsidiaries owns or is duly authorized to use all of such Proprietary Rights. Such Proprietary Rights as used by MIG or a MIG Subsidiary in its business do not violate or infringe upon the proprietary rights of any third party, and there is no claim, action, proceeding or investigation pending or, to the best of MIG's knowledge, threatened against MIG or any of the MIG Subsidiaries with respect to any such Proprietary Rights.

  (n) Receivables. The receivables shown on the MIG March 31, 1995 Balance Sheet, or which have been acquired since that date, have been collected or are reasonably considered to be collectible in the amounts thereof (net of applicable reserves) carried on the books of MIG or the MIG Subsidiaries.

  (o) Agreements. Except as set forth in Section 2(o) of the MIG Schedule, neither MIG nor any MIG Subsidiary is a party to nor is MIG or any MIG Subsidiary bound by any oral or written (i) contract for the employment of any officer or employee which pursuant to its terms is not terminable without liability on 30 days' (or less) notice or which provides for any further payments following such termination, or contract with a former officer or employee pursuant to which payments are required to be made at any time following the date hereof, or contract with any labor union or association representing any employee, (ii) stock ownership, profit-sharing, bonus, deferred compensation, stock option, severance pay, pension, retirement or similar plan or agreement, (iii) mortgage, indenture, note or installment obligation the unpaid balance of which exceeds $25,000, or other instrument for or relating to any borrowing of money by MIG or any of the MIG Subsidiaries, the unpaid balance of which exceeds $25,000, (iv) guaranty of any obligation for borrowings or otherwise which in the aggregate exceed $25,000, (v) agreement or arrangement for the sale or lease of any material amount of its assets or part of its business other than in the ordinary course of business or for the grant of preferential rights to purchase or lease any material amount of its assets or part of its business, (vi) agreement or arrangement obligating it to register any of its outstanding shares or other securities with the SEC,
(vii) agreement or arrangement with any officer or director of MIG, any MIG Subsidiary, or any other affiliate of MIG, (viii) reinsurance treaty or agreement, (ix) agreement or contract with any insurance agent or producer other than pursuant to the forms of agreement included in such Schedule or (x) contract, agreement or other instrument which is material to the assets, properties, business, financial condition or results of operations of MIG or any MIG Subsidiary. All contracts, plans, mortgages, indentures, guaranties and other agreements disclosed in Section 2(o) of the MIG Schedule are in full force and effect as of the date hereof, neither MIG nor any MIG Subsidiary or to the knowledge of MIG or any MIG Subsidiary any other party thereto is in default in any material respect as to any provision thereof, and no party thereto may terminate any of such agreements by reason of the transactions contemplated by this Agreement.

  (p) Litigation. Section 2(p) of the MIG Schedule sets forth a description of
(i) each lawsuit in which punitive, exemplary or other extra-contractual damages are sought against MIG or any MIG Subsidiary, (ii) each lawsuit not involving insurance policies issued by MIG Subsidiaries in which MIG or any MIG Subsidiary is a party, and (iii) each claim or lawsuit involving an insurance policy issued by any MIG Subsidiary where the reserve exceeds $125,000 and which has not been timely reported to the appropriate reinsurance carrier(s) or as to which such carrier(s) has disputed coverage. Except as disclosed in
Section 2(p) of the MIG Schedule, and except for insurance claims litigation arising in the ordinary course of business for which reserves have been established in accordance with Article II(aa) hereof, there are no actions, suits or proceedings pending, or to the knowledge of MIG or any MIG Subsidiary threatened, against or affecting MIG or any MIG Subsidiary or its properties or businesses, at law or in equity, or before any governmental or administrative body or agency or before any arbitrator which, alone or in the aggregate, could materially and adversely affect the assets, properties, business, financial condition or results of operations of MIG or any MIG Subsidiary or the ability of MIG or any MIG Subsidiary to carry out the transactions contemplated in this Agreement. Except as may be disclosed on such Schedule, there are no unresolved disputes under any contract to which MIG or any MIG Subsidiary is a party or by which MIG or any MIG Subsidiary is bound involving in the aggregate an amount in excess of $50,000. Neither MIG nor any MIG Subsidiary is in default with respect to any order, writ, award, judgment, injunction or decree of any court, governmental or administrative body or agency, or arbitrator applicable to it which could have a materially adverse effect on the assets, properties, business, financial condition or results of operations of MIG or any MIG Subsidiary.

  (q) Compliance with Laws. MIG and each of the MIG Subsidiaries has complied with all laws, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) applicable to its businesses, except where the failure to have so complied would not, individually or in the aggregate, have a material adverse effect on the assets, properties, business, financial condition or results of operations of MIG or any MIG Subsidiary. Except as disclosed in Section 2(q) of the MIG Schedule, neither MIG nor any MIG Subsidiary has received any notification of any asserted failure by it to comply with any of such laws.

  (r) Taxes.

    (i) Except as disclosed in Section 2(r)(i) of the MIG Schedule: (a) all Tax Returns (as defined below) required to be filed with the appropriate taxing authorities have been filed by or on behalf of MIG or any MIG Subsidiary and all Taxes (as defined below) shown to be due on such Tax Returns have been paid or provided for in full; (b) there are no liens for Taxes upon the assets of MIG or any MIG Subsidiaries except statutory liens for Taxes not yet due; (c) there are no outstanding deficiencies in respect of Taxes asserted or threatened or assessments of Taxes made or threatened, nor any administrative or judicial proceedings pending or threatened concerning Taxes, with respect to MIG or any MIG Subsidiary and any deficiencies, assessments or proceedings shown in the MIG Schedule are being contested in good faith through appropriate proceedings; (d) MIG has established on the financial statements described in Section 2(h) of this Agreement reserves and accruals adequate for the payment of all Taxes accruing with respect to or payable by MIG and each MIG Subsidiary for all periods reflected therein; (e) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed with respect to MIG or any MIG Subsidiary; and
  (f) Neither MIG nor any MIG Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not been filed.

    (ii) The appropriate income Tax Returns of MIG and each MIG Subsidiary have been examined by (a) the Internal Revenue Service or the statute of limitations has expired for all periods up to and including December 31, 1991 and (b) the taxing authorities of all of the states disclosed in the MIG Schedule pursuant to Section 2(b) or the statute of limitations has expired for all periods up to and including December 31, 1991, respectively, and there are no outstanding or unresolved proposed adjustments.

    (iii) Except as disclosed in Section 2(r)(iii) of the MIG Schedule, no power of attorney has been granted by MIG or any MIG Subsidiary with respect to any matter relating to Taxes which is currently in force.

    (iv) The consummation of the transactions contemplated by this Agreement will not give rise to any payments by MIG or any MIG Subsidiary which payments will not be deductible (in whole or in part) by reason of Section 280G of the Internal Revenue Code (the "Code").

  For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, premium or privilege, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority (domestic or foreign) upon MIG or any MIG Subsidiary and the term "Tax Returns" shall mean all returns, declarations, reports, estimates, and statements, regarding Taxes, required to be filed under United States federal, state, local or any foreign laws.

  (s) Related Party Transactions. Except as disclosed in Section 2(s) of the MIG Schedule and other than transactions exclusively between or among MIG and/or any of the MIG Subsidiaries or the Mutual or its subsidiaries, neither MIG nor any MIG Subsidiary has made any loan to any director, officer or other affiliate of MIG or a MIG Subsidiary which remains outstanding nor has MIG or any MIG Subsidiary entered into any agreement, other than an agreement referred to in Paragraph (o) hereof, for the purchase or sale of any property or services from or to any director, officer or other affiliate of MIG or a MIG Subsidiary.

  (t) Employee Benefit Plans.

    (i) Section 2(t)(i) of the MIG Schedule sets forth a true and complete list of each employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and each other plan, arrangement and agreement providing employee benefits (collectively the "Plans"), that covers current or former employees of MIG or any MIG Subsidiary or affiliate and is presently maintained by MIG or any MIG Subsidiary or any affiliate thereof or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with MIG would be deemed a "single employer" within the meaning of Section 4001 of ERISA. None of the Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA. MIG has delivered or made available to Trinity copies of all such Plans; any related trust agreements, group annuity contracts, insurance policies or other funding agreements or arrangements relating thereto; the most recent determination letter, if any, from the Internal Revenue Service with respect to each of the Plans which is subject to ERISA ("ERISA Plans"); actuarial valuations, if applicable, for the most recent plan year for which such valuations are available; the current summary plan descriptions; and the annual return/report on Form 5500 and summary annual reports for each of the Plans for each of the last three years.

    (ii) Each of the ERISA Plans is in substantial compliance with all applicable provisions of law, including the Code and ERISA. Neither MIG nor any ERISA Affiliate currently maintains or sponsors a defined benefit pension plan as defined in Section 414(j) of the Code and neither MIG nor any ERISA Affiliate has ever maintained or sponsored any such plan that could give rise to a liability against MIG or any MIG Subsidiary.

    (iii) The written terms of each of the Plans, and any related trust agreement, group annuity contract, insurance policy or other funding arrangement are in substantial compliance with all applicable laws including ERISA, the Code, and the Age Discrimination in Employment Act, as applicable, and each of such Plans has been administered in substantial compliance with such requirements.

    (iv) Except with respect to income taxes on benefits paid or provided, no income, excise or other tax or penalty (federal or state) has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary, MIG and ERISA Affiliates) with respect to the operations of, or any transactions with respect to, any Plan. No action has been taken, nor has there been any failure to take any action, nor is any action or failure to take action contemplated, that would subject any person or entity to any liability for any tax or penalty in connection with any Plan. No reserve for any taxes or penalties has been established with respect to any Plan, nor has any advice been given to any person with respect to the need to establish such a reserve.

    (v) There are no (A) actions, suits, arbitrations or claims (other than routine claims for benefits), (B) legal, administrative or other proceedings or governmental investigations or audits, or (C) complaints to or by any governmental entity, which are pending, anticipated or threatened, against the Plans or their assets.

    (vi) The present value of the future cost to MIG and ERISA Affiliates of post-retirement medical benefits that MIG or any ERISA Affiliate is obligated to provide, calculated on the basis of actuarial assumptions MIG considers reasonable estimates of future experience and which have been provided to Trinity, does not exceed the amount specified in Section 2(t)(vi) of the MIG Schedule.

    (vii) Neither MIG nor any ERISA Affiliate, nor any of the ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which MIG or any ERISA Affiliate, any of the ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a civil penalty assessed pursuant to
  Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code. Neither MIG nor any ERISA Affiliate is, or, as a result of any actions, omissions, occurrences or state of facts existing prior to the Effective Time, may become liable for any tax imposed under Section 4978 of the Code.

  (u) Insurance. All properties of MIG and each MIG Subsidiary are covered by valid and currently effective insurance policies issued in favor of MIG or a MIG Subsidiary. Disclosed in Section 2(u) of the MIG Schedule is a list of all insurance policies covering MIG and the MIG Subsidiaries. MIG or a MIG Subsidiary is included as an insured party under such policies or has full rights as a loss payee. No notice of cancellation or termination has been received with respect to any such policy. Such policies will not be terminable or cancelable by reason of this Agreement and the consummation of the transactions contemplated hereby.

  (v) Insurance Business. Except as disclosed in Section 2(v) of the MIG Schedule, all policies of insurance issued by the Insurance Subsidiaries as now in force are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection. Any premium rates required to be filed with or approved by insurance regulatory authorities have been so filed or approved and premiums charged conform thereto.

  Each of the contracts between one or more of the Insurance Subsidiaries and its agents, managers or brokers is in full force and effect. None of the Insurance Subsidiaries is and to the knowledge of MIG none of the agents are in default in any material respect thereunder, and no such party thereto may terminate any such agreements by reason of the transactions contemplated by this Agreement.

  Each of the Insurance Subsidiaries has paid in full all guaranty fund and residual market assessments required by any regulatory authority to be paid by the Insurance Subsidiaries.

  (w) Reinsurance. Section 2(w) of the MIG Schedule discloses all reinsurance treaties or agreements to which MIG or any of the MIG Subsidiaries is a party or is a named reinsured or is the reinsurer. Except as disclosed in such Schedule, all such treaties or agreements are in full force and effect through the respective dates noted on such Schedule. Neither MIG nor any MIG Subsidiary or to the knowledge of MIG or any MIG Subsidiary any other party to any agreement listed on Section 2(w) of the MIG Schedule is in default thereunder except as disclosed in such Schedule. No party may terminate any of such agreements by reason of the transactions contemplated by this Agreement.

  (x) Regulatory Filings. MIG has made available for inspection by Trinity all registrations, filings or submissions made by MIG or any MIG Subsidiary with any governmental or regulatory body and delivered to Trinity each and every annual and quarterly statutory financial statement filed with or submitted to any state insurance governmental or regulatory body and any state insurance reports of examinations issued by any such state insurance governmental or regulatory body since December 31, 1991. MIG and each MIG Subsidiary has filed all reports, statements, documents, registrations, filings or submissions required to be filed by it with any governmental or regulatory body, except (i) those with respect to which the imposition, levy or collection of all fines, penalties, assessments, taxes, forfeitures, money judgments or sanctions of any type are barred by statute of limitations, (ii) with respect to which the failure to so file individually and in the aggregate does not have a material adverse effect on the assets, properties, business, financial condition or results of operations of MIG or any MIG Subsidiary, and (iii) as otherwise agreed to in writing by the applicable governmental or regulatory body. Except as disclosed in Section 2(x) of the MIG Schedule, (aa) all such registrations, filings and submissions were in material compliance with applicable law when filed, and (bb) no material deficiencies have been asserted by any such governmental or regulatory body with respect to such registrations, filings and submissions that have not been satisfied. Except as may be required for the transactions contemplated by this Agreement, each of the MIG Insurance Subsidiaries has duly filed with appropriate insurance authorities, to the extent that filing of the same is required by laws, rules or regulations, all annual and quarterly statements and other statements, documents and reports (including, without limitation, any filings required under applicable state insurance holding company systems acts) required by the insurance and other laws of its state of domicile and in each of the states in which it is licensed to conduct an insurance business. All such statements and filings are correct as filed, and there are no omissions therefrom, except as set forth in the MIG Schedule. The MIG Schedule sets forth all reports of examination issued by any department of insurance or regulatory body with respect to MIG or any of its Insurance Subsidiaries since December 31, 1991. Except as disclosed in Section 2(x) of the MIG Schedule, MIG and its Insurance Subsidiaries have resolved all issues raised in such reports to the satisfaction of the issuer of such reports.

  (y) Agents. Set forth in Section 2(y) of the MIG Disclosure Schedule is a true and correct summary description of the compensation arrangements of each Insurance Subsidiary with its agents and general agents.

  (z) Powers of Attorney; Guarantees. Except as disclosed in Section 2(z) of the MIG Schedule, neither MIG nor any MIG Subsidiary has any obligation to act under any outstanding power of attorney or any obligation or liability, either accrued, accruing or contingent, as guarantor, surety, co-signer, endorser (other than for purposes of collection in the ordinary course of business of MIG or any MIG Subsidiary), co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

  (aa) Reserves. Except as disclosed in Section 2(aa) of the MIG Schedule, the insurance reserves and liabilities reflected in each of the Insurance Subsidiaries' annual statutory financial statements and established on the books of MIG or an Insurance Subsidiary for all future insurance policy benefits, dividends, losses, claims and expenses make a sufficient provision for all reasonably anticipated matured and unmatured liabilities and obligations any such Insurance Subsidiary, under all insurance policies and reinsurance and coinsurance agreements or other similar contracts outstanding at the foregoing dates pursuant to which any Insurance Subsidiary had or has any liability or obligation. All such reserves are computed in all material respects in accordance with applicable statutory accounting principles and generally accepted loss reserving practices, consistently applied, are fairly stated in accordance with sound loss reserving principles, are based on factors relevant to the provisions in the related insurance contracts, and are in material compliance with the requirements of the insurance laws of the applicable jurisdiction. Each Insurance Subsidiary owns assets which qualify as admitted assets under applicable state insurance laws in an amount at least equal to all of its required insurance reserves.

  (ab) Finders and Investment Bankers. Neither MIG nor any MIG Subsidiary has retained any broker, finder or other agent or incurred any liability for any brokerage fees, commissions or finders' fees with respect to the Merger except for MIG's retention of Coopers & Lybrand L.L.P. pursuant to the terms of its agreement dated March 28, 1995.

  (ac) Third Party Discussions. Other than pursuant to this Agreement, MIG is not currently entertaining discussions with any third party regarding a possible sale or merger of MIG or any MIG Subsidiary or a substantial portion of their assets or business.

  (ad) Disclosure. No representation or warranty of MIG and no statement or information relating to MIG or any MIG Subsidiary or their respective businesses or properties contained in (i) this Agreement, (ii) the MIG Schedule, or (iii) in any certificate furnished or to be furnished to Trinity or Trinity Subsidiary pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF TRINITY

  Trinity represents and warrants to MIG as follows:

  (a) Organization of Trinity and Trinity Subsidiary. Trinity is a corporation duly organized, validly existing and in good standing under the laws of Texas. Trinity Subsidiary is a corporation duly organized and validly existing under the laws of the State of Wisconsin. Trinity Subsidiary is a wholly-owned subsidiary of Trinity.

  (b) Authorization. The Board of Directors of each of Trinity and Trinity Subsidiary has adopted resolutions approving the transactions contemplated by this Agreement and has authorized the execution and delivery of this Agreement by Trinity and Trinity Subsidiary, respectively. Trinity and Trinity Subsidiary each has full power and authority to enter into this Agreement and subject to obtaining all required regulatory approvals, to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Trinity and Trinity Subsidiary and constitutes the valid and legally binding obligation of each of them, enforceable against them in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors rights generally and subject to general principles of equity.

  (c) Consents and Approvals. Except for consents and approvals listed on the schedule attached hereto (the "Trinity Consent Schedule"), no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Trinity or Trinity Subsidiary of the transactions contemplated by this Agreement.

  (d) Defaults and Conflicts. Subject to the receipt of all consents and approvals contemplated by this Agreement, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of and compliance with the terms and provisions hereof will not (i) violate any judicial or administrative order, writ, award, judgment, injunction or decree involving Trinity or Trinity Subsidiary, or (ii) conflict with any of the terms, conditions or provisions of the charter or bylaws of Trinity or Trinity Subsidiary. No consent of any third party to any indenture or any material agreement or other material instrument to which Trinity or Trinity Subsidiary is a party is required in connection with the Merger.

  (e) SEC Filings. None of the information supplied or to be supplied by Trinity or Trinity Subsidiary in writing expressly for inclusion in the proxy statement to be mailed to the shareholders of MIG in connection with the Merger or in any amendments thereof or supplements thereto (the "Proxy Statement") will, at the time of (i) the first mailing thereof and (ii) the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (f) Funds Available. Trinity and Trinity Subsidiary have available to them sufficient funds to perform all of their respective obligations pursuant to the Merger.

                                   ARTICLE IV

                              RIGHT TO INVESTIGATE

  MIG shall afford to the officers and authorized representatives of Unitrin and Trinity free and full access to the offices, properties, books and records of MIG in order that Unitrin and Trinity may have full opportunity to make such investigations as they shall desire of the affairs of MIG and the MIG Subsidiaries, and the officers of MIG shall furnish Unitrin with such additional financial and operating data and other information as to the assets, properties and business of MIG and the MIG Subsidiaries as Unitrin and Trinity shall from time to time reasonably request. MIG and the MIG Subsidiaries shall consent to the review by the officers and authorized representatives of Unitrin and Trinity of the reports and working papers of MIG's independent auditors and to discussions by the officers and authorized representatives of Unitrin and Trinity with parties with which MIG and the MIG Subsidiaries have business relationships. All such information shall be held confidential in accordance with the Confidentiality Agreement delivered by Unitrin to MIG dated May 11, 1995.

                                   ARTICLE V

                                COVENANTS OF MIG

  (a) Ordinary Course. Between the date hereof and the Effective Time of Merger, the respective businesses of MIG and the MIG Subsidiaries will be conducted only in the ordinary course of business and consistent with past practices.

  (b) Liabilities. Between the date hereof and the Effective Time, without the prior written consent of Trinity, neither MIG nor any MIG Subsidiary will agree to incur or to become subject to any material liability or obligation (absolute, contingent or otherwise) except liabilities incurred or obligations under contracts entered into in the ordinary course of business.

  (c) Changes in Stock. Between the date hereof and the Effective Time, unless the prior written consent of Trinity is first obtained, neither MIG nor any MIG Subsidiary will (i) make any change in its authorized capital stock, (ii) issue any stock options, nor issue any warrants, or other rights calling for the issue, transfer, sale or delivery of its capital stock or other securities,
(iii) pay any stock dividend or make any reclassification in respect of its outstanding shares of capital stock, (iv) issue, sell, exchange or deliver any shares of its capital stock (or securities convertible into or exchangeable, with or without additional consideration, for such capital stock), (v) purchase or otherwise acquire for a consideration any outstanding shares of its capital stock, or (vi) declare, pay or set apart in respect of its capital stock any dividends or other distributions or payments, except that the MIG Subsidiaries may pay dividends to MIG sufficient to service debt obligations of MIG.

  (d) New Agreements. Except as disclosed in Section 5(d) of the MIG Schedule, between the date hereof and the Effective Time, neither MIG nor any MIG Subsidiary shall, without the prior written consent of Trinity, amend in any material respect or enter into any contract, agreement or other instrument of the types described in Article II (o) hereunder or pay any bonus or make any special awards to any of the directors, officers, employees, agents or affiliates of MIG.

  (e) Employee Stock Options. MIG covenants and agrees that it shall take all actions necessary to (i) cause the stock options listed in Section 1(n) of the MIG Schedule to be adjusted to provide that at the Effective Time each such option shall be converted into the right to receive a cash payment in the amount of the Merger Consideration in lieu of shares of MIG Common Stock less the exercise price thereof, and (ii) provide for the acceleration of time periods relating to the exercise of each such stock option listed in such Schedule.

  (f) Consents. MIG shall, as soon as practicable, prepare or cause to be prepared and made all necessary filings with all governmental or regulatory bodies or other entities and shall use its best efforts to obtain all consents, waivers, approvals, authorizations, rulings or orders from all governmental or regulatory bodies or other entities listed on the MIG Consent Schedule and furnish true, correct and complete copies of each thereof to Trinity.

  (g) Notice. MIG shall give prompt notice to Trinity of (i) any notice of, or other communication relating to, a default or event which with notice or lapse of time or both would become a default, received by MIG or any MIG Subsidiary subsequent to the date of this Agreement and prior to the Effective Time, under its charter or by-laws or any indenture, or material instrument or agreement, to which MIG is a party, by which it or any of its properties is bound or to which it or any of its properties is subject, (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby and (iii) any matter which, if it had occurred prior to the date hereof, would have been required to be included on the MIG Schedule.

  (h) Shareholders' Meeting. MIG shall duly call a meeting of its shareholders to be held at the earliest practicable date for the purpose of voting on the Agreement and, in connection therewith, MIG shall prepare and file with the SEC, as soon as is reasonably practicable, the required proxy materials with respect thereto and shall use its best efforts to obtain clearance by the SEC of the mailing of such material to the MIG shareholders. MIG agrees to use its best efforts to obtain the necessary approval of the Agreement by the stockholders of MIG.

  (i) No Solicitation. MIG and the MIG Subsidiaries will not, and will use their best efforts to cause their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or except to the extent required by fiduciary obligations under applicable law as advised by counsel, engage in negotiations concerning, provide any confidential information or data to or have any discussions with any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, MIG or any MIG Subsidiary, other than the Merger. MIG will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing. MIG will notify Trinity immediately in writing if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, MIG or any MIG Subsidiary.

  (j) Reports. Promptly after filing with the applicable authorities, MIG shall provide to Trinity copies of (i) its Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 as filed with the SEC, which shall conform to the requirements for SEC Reports specified in Article II(h) above; and (ii) its statutory financial statements for the quarter ended June 30, 1995 as filed with the OCI, which shall conform to the requirements for Statutory Financial Statements specified in Article II(i) above.

  (k) Cooperation. MIG and the MIG Subsidiaries shall execute such documents and other papers, provide such information, and take such further actions as may be reasonably requested by Trinity to carry out the provisions hereof and to consummate the transactions contemplated hereby.

  (l) Conditions Precedent. MIG and all of the MIG Subsidiaries shall use their best efforts to cause all of the conditions precedent to the consummation of the Merger applicable to them to be met.

                                   ARTICLE VI

                              COVENANTS OF TRINITY

  (a) Consents. Trinity shall, as soon as practicable, prepare and make all necessary filings with all governmental or regulatory bodies or other entities and shall use its best efforts to obtain all consents, waivers, approvals, authorizations, rulings or orders from all governmental or regulatory bodies or other entities listed on the Trinity Consent Schedule and furnish true, correct and complete copies of each to MIG.

  (b) Directors' and Officers' Insurance. After the Effective Time, Trinity will cause MIG as the Surviving Corporation, or another affiliate of Trinity, to (i) maintain the current directors' and officers' liability and corporate indemnification insurance policy of MIG and the MIG Subsidiaries, or a substantially similar policy, subject to terms and conditions no less advantageous than under such current policy, for all officers and directors of MIG and the MIG Subsidiaries on the date of this Merger Agreement, for sixty
(60) months after the Effective Time to cover acts and omissions of directors and officers of MIG and the MIG Subsidiaries occurring prior to the Effective Time and (ii) maintain in effect provisions of the By-Laws of the Surviving Corporation and the MIG Subsidiaries, as the case may be, relating to the rights of officers and directors with respect to indemnification for acts and omissions occurring prior to the Effective Time on terms no less advantageous to such officers and directors as in effect prior to the Effective Time.

  (c) Cooperation. Trinity shall execute such documents and other papers, provide such information, and take such further actions as may be reasonably requested by MIG to carry out the provisions hereof and to consummate the transactions contemplated hereby.

  (d) Conditions Precedent. Trinity shall use its best efforts to cause all of the conditions precedent to the consummation of the Merger applicable to it to be met.

                                  ARTICLE VII

                         CLOSING AND CLOSING DOCUMENTS

  (a) Closing. The closing ("Closing") under this Agreement shall be held at the offices of MIG in Milwaukee, Wisconsin at 10:00 a.m., Central Time, as promptly as practicable after the fulfillment or waiver of all the terms and conditions contained in Articles VII, VIII, IX and X of this Agreement, or at such other place and time as shall be mutually agreeable to the parties. The required number of fully executed and verified copies of the Articles of Merger shall be filed immediately after the Closing with the Secretary of State of Wisconsin.

  (b) MIG Closing Documents. At the Closing, MIG shall deliver, or cause to be delivered, to Trinity:

    (i) A certificate of MIG, signed by its President, which shall confirm the compliance by MIG in all material respects with its covenants and agreements contained in this Agreement and the accuracy in all material respects of the representations and warranties made by MIG in this Agreement at and as of the Effective Time as if made at such time and as contemplated by this Agreement.

    (ii) The opinion of Foley & Lardner, counsel for MIG, dated the Effective Time, and in form and substance satisfactory to Trinity, covering the matters set forth in Exhibit A hereto.

    (iii) A certificate of MIG's inspector of elections as to the vote taken at the meeting of the holders of shares of MIG Common Stock with respect to this Agreement and as to the holders of shares of MIG Common Stock that shall have demanded payment of the fair value of their shares of MIG Common Stock pursuant to the WBCL.

    (iv) Written resignations, effective the Effective Time, of those directors of MIG and the MIG Subsidiaries specified on a schedule to be delivered by Trinity to MIG prior to the Closing (the "Directors Schedule").

    (v) Articles of Incorporation of MIG certified by the Secretary of State of Wisconsin within ten (10) days prior to the Closing.

    (vi) Certificate of Status of MIG certified by the Secretary of State of Wisconsin dated the date of the Closing.

  (c) Trinity Closing Documents. At the Closing, Trinity and Trinity Subsidiary shall deliver, or cause to be delivered, to MIG:

    (i) A Certificate of Trinity, signed by its President or Vice President, which shall confirm the compliance by Trinity in all material respects with its covenants and agreements contained in this Agreement and the accuracy in all material respects of the representations and warranties made by it in this Agreement at and as of the Effective Time as if made at such time and as contemplated by this Agreement.

    (ii) The opinion of Thomas H. Maloney, general counsel of Unitrin, dated the Effective Time, and in form and substance satisfactory to MIG, covering the matters set forth in Exhibit B hereto.

                                  ARTICLE VIII

                    CONDITIONS TO THE OBLIGATIONS OF TRINITY

  The obligations of Trinity under this Agreement to cause this Agreement to become effective and have the transactions contemplated hereby be consummated are, at their option, subject to the conditions that:

  (a) Validity of Representation and Warranties. The representations and warranties of MIG herein contained shall be true in all material respects when made and, in addition, shall be true in all material respects on and at the Effective Time with the same force and effect as though made on and at the Effective Time.

  (b) Consents. All consents, waivers, approvals, authorizations or orders listed on the MIG Consent Schedule shall have been obtained by MIG and copies of the same shall have been delivered to Trinity.

  (c) Compliance with Covenants. MIG shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Effective Time.

  (d) Opinion of Counsel. Trinity shall have received the opinion of Foley & Lardner, counsel for MIG, specified in Article VII(b)(ii).

  (e) Approval of MIG Shareholders. This Agreement shall have been approved and adopted at a duly called meeting of the shareholders of MIG Common Stock by at least two-thirds of the issued and outstanding shares of MIG Common Stock entitled to vote thereon.

  (f) Dissenting MIG Shares. The holders of not more than 5% of the issued and outstanding shares of MIG Common Stock at the Effective Time shall have delivered written notice of intent to demand payment of the fair value of their shares of MIG Common Stock pursuant to Section 180.1321 of the WBCL.

  (g) Mutual Agreement. All conditions to the obligations of Unitrin to consummate the transactions specified in Articles IX or XI of the Mutual Agreement shall have been fulfilled.

  (h) Resignations. The directors of MIG and the MIG Subsidiaries as specified in the Directors Schedule shall have tendered their resignations in writing, effective on the Effective Time.

  (i) Employment Matters. Trinity shall have received from MIG for those employees who are parties to employment agreements with MIG or any of the MIG Subsidiaries which permit such employees to terminate such employment upon a change of control of MIG amendments to such employment agreements in the form previously agreed to by the parties.

  (j) Comfort Letter. Trinity shall have received from Coopers & Lybrand letters with respect to certain financial information of MIG in substantially the form previously agreed to by Trinity.

  (k) MIG Shareholders' Equity. MIG's shareholders' equity determined in accordance with generally accepted accounting principles applied on a consistent basis in a manner consistent with MIG's preparation of its unaudited interim financial statements included in its SEC Reports shall be at least $75,000,000 as of August 31, 1995.

  (l) Licenses. MIG shall have delivered to Trinity evidence satisfactory to Trinity that MIG's, MIG Subsidiaries' and the Mutual's existing licenses and governmental authorizations necessary for them to conduct business remain in full force and effect and are not subject to any restriction.

  (m) Coopers & Lybrand Fees. The total compensation owed to Coopers & Lybrand L.L.P. pursuant to the terms of its agreement dated March 28, 1995 shall not exceed $1,100,000, and the obligations of MIG thereunder shall not exceed 51% of such amount.

                                   ARTICLE IX

                      CONDITIONS TO THE OBLIGATIONS OF MIG

  The obligations of MIG under this Agreement to cause this Agreement to become effective and have the transactions contemplated hereby be consummated are, at its option, subject to the conditions that:

  (a) Validity of Representations and Warranties. The representations and warranties of Trinity herein contained shall have been in all material respects true when made and, in addition, shall be true in all material respects on and at the Effective Time with the same force and effect as though made on and at the Effective Time.

  (b) Consents. All consents, waivers, approvals, authorizations or orders listed on the Trinity Consent Schedule shall have been obtained by Trinity and copies of the same shall have been delivered to MIG.

  (c) Compliance with Covenants. Trinity shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them at or prior to the Effective Time.

  (d) Opinion of Counsel. MIG shall have received the opinion of Thomas H. Maloney, general counsel of Unitrin, specified in Article VII(c)(ii).

  (e) Mutual Agreement. All conditions to the obligations of the Mutual to consummate the transactions set forth in Articles X or XI of the Mutual Agreement shall have been fulfilled.

                                   ARTICLE X

                    CONDITIONS APPLICABLE TO TRINITY AND MIG

  The obligations of Trinity and MIG under this Agreement to cause this Agreement to become effective and have the transactions contemplated hereby be consummated are subject to the following terms and conditions:

  (a) Hart-Scott-Rodino Act. Any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

  (b) Governmental Approvals. A written order approving the Merger and the transactions contemplated by the Mutual Agreement from the OCI pursuant to the Wisconsin insurance laws and any approvals of the Merger as may be required by other insurance regulatory authorities shall have been obtained at or prior to the Effective Time.

  (c) Injunction. The consummation of the Merger shall not have been restrained, enjoined or prohibited by any court or governmental authority of competent jurisdiction. No material litigation or administrative proceeding shall be pending or threatened as of the Effective Time seeking to restrain, enjoin or prohibit the consummation of this Agreement or the Merger.

  (d) Effective Time. The Effective Time shall be no later than 5:00 P.M. Central Time on October 31, 1995.

                                   ARTICLE XI

                        TERMINATION AND TERMINATION FEE

  (a) Termination. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to the filing of the Articles of Merger with the Secretary of State of Wisconsin, whether before or after action by the shareholders of MIG as contemplated by Article V(h) of this Agreement and without further approval by the outstanding shareholders of MIG (i) by mutual written consent of the Boards of Directors of Trinity and MIG, (ii) by action of the Board of Directors of Trinity in the event of a failure of a condition set forth in Article VIII of this Agreement as of the time such condition is required hereunder to be fulfilled, (iii) by action of the Board of Directors of MIG in the event of failure of a condition set forth in Article IX of this Agreement as of the time such condition is required hereunder to be fulfilled, or (iv) by action of the Board of Directors of either Trinity or MIG in the event of a failure of a condition set forth in Article X of this Agreement as of the time such condition is required hereunder to be fulfilled.

  (b) Termination Fee. If MIG and Trinity fail to consummate the Merger and (i) MIG enters into a letter of intent, commitment letter or other written agreement with a third party regarding a merger, consolidation, sale of assets or other similar transaction involving MIG within twelve (12) months following the failure to so consummate the Merger, (ii) Trinity shall have complied with all of its obligations under this Agreement, and (iii) MIG shall not have terminated this Agreement by reason of paragraphs (a)(iii) or (iv) above, MIG shall promptly pay Two Million Dollars ($2,000,000) to Trinity and MIG shall have no further liability or obligation to Trinity with respect to this Agreement.

  (c) Survival of Rights. Except as otherwise provided in paragraph (b) above, nothing in this Article XI or in this Agreement shall be construed as limiting the rights of any party in the event of a breach by any party of this Agreement.

                                  ARTICLE XII

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

  All of the representations and warranties of the parties hereunder shall survive the Closing.

                                  ARTICLE XIII

                                 MISCELLANEOUS

  (a) Payment of Expenses. Except as provided in Article XI, whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering and carrying out this Agreement and to the consummation of the Merger.

  (b) Entire Agreement. This Agreement (together with the Schedules and Exhibits hereto and the documents referred to herein) contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties with respect to those matters, including, without limitation, the agreement in principle between Unitrin and MIG dated June 16, 1995.

  (c) Modifications, Amendments and Waivers. At any time prior to the Effective Time, the parties hereto may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, (c) waive compliance with any of the covenants or agreements contained in this Agreement, or (d) make any other modification of this Agreement approved by the respective Boards of Directors of the parties hereto. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

  (d) Assignment. This Agreement shall not be assignable by any of the parties hereto and shall be construed in accordance with the laws of the State of Wisconsin.

  (e) Schedules. All information set forth in the MIG Schedule shall be deemed a representation and warranty of MIG as to the accuracy of such information.

  (f) Press Releases. Except as may otherwise be required by law, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made prior to the Effective Time without advance approval thereof by MIG and Trinity. MIG and Trinity will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby.

  (g) Knowledge. Where representations and warranties are made herein "to the knowledge of" any entity, such knowledge shall be deemed to mean the actual knowledge of one or more directors or executive officers of such entity.

  (h) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, overnight express service or confirmed facsimile transmission, if to Trinity, addressed to Trinity c/o Unitrin, Inc., One East Wacker Drive, 10th Floor, Chicago, Illinois 60601, Attention: Richard C. Vie, facsimile: (312) 661-4690 (with a copy to Trinity, c/o Unitrin, Inc. Attention: Thomas H. Maloney, Esq., facsimile: (312) 661-4941); and if to MIG addressed to MIG, 803 West Michigan Street, Milwaukee, Wisconsin 53233, Attention: Daniel R. Doucette, facsimile:
(414) 272-5411 (with a copy to Foley & Lardner, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Joseph C. Branch, Esq., facsimile: (414) 297-4900), or to such other persons as may be designated in writing by the parties.

  In Witness Whereof, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

Attest:                                   TRINITY UNIVERSAL INSURANCE COMPANY

/s/ Judith E. Fagan                       By:   /s/ James W. Burkett
- ----------------------------------           ----------------------------------
  Secretary                                      President


Attest:                                   TRINITY ACQUISITION CORPORATION

/s/ Thomas H. Maloney                     By:   /s/ David Bengston
- ----------------------------------           ----------------------------------
  Secretary                                      Vice President


Attest:                                   MILWAUKEE INSURANCE GROUP, INC.

/s/ Daniel A. Riedl                       By:   /s/ Daniel R. Doucette
- ----------------------------------           ----------------------------------
  Secretary                                      President

                                                                  EXHIBIT B

                                SUBCHAPTER XIII

                               DISSENTERS' RIGHTS

  180.1301 DEFINITIONS. In ss. 180.1301 to 180.1331:

  (1) "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.

  (1m) "Business combination" has the meaning given in s. 180.1130 (3).

  (2) "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

  (3) "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.

  (4) "Fair value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in s. 180.1130
(9) (a) 1. to 4.

  (5) "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on ist principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

  (6) "Issuer corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

  180.1302 RIGHT TO DISSENT. (1) Except as provided in sub. (4) and s. 180.1008
(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

    (a) Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

      1. Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.

      2. The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.

    (b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

    (c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

      1. A sale pursuant to court order.

      2. A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

    (d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

  (2) Except as provided in sub. (4) and s. 180.1008 (3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles or incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

    (a) Alters or abolishes a preferential right of the shares.

    (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

    (c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

    (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

    (e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

  (3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1)(d) or (2) or s. 180.1803, 180.1813 (1)(d) or (2)(b), 180.1815 (3) or
180.1829 (1)(c).

  (4) Except in a business combination or unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the national association of securities dealers, inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

  (5) Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

  180.1303 DISSENT BY SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS. (1) A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as of the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

  (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

    (a) Submits to the corporation the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.

    (b) Submits the consent under par .(a) with respect to all shares of which he or she is the beneficial shareholder.

  180.1320 NOTICE OF DISSENTERS' RIGHTS. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

  (2) If corporate action creating dissenters' rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 180.1322.

  180.1321 NOTICE OF INTENT TO DEMAND PAYMENT. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to a vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

    (a) Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

    (b) Not vote his or her shares in favor of the proposed action.

  (2) A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

  180.1322 DISSENTERS' NOTICE. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

  (2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with
s. 180.0141 and shall include or have attached all of the following:

    (a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

    (b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

    (c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.

    (d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.

    (e) A copy of ss. 180.1301 to 180.1331.

  180.1323 DUTY TO DEMAND PAYMENT. (1) a shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. 180.1322 (2) (c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

  (2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.


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  (3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice, is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

  180.1324 RESTRICTIONS ON UNCERTIFICATED SHARES. (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

  (2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are cancelled or modified by the effectuation of the corporate action.

  180.1325 PAYMENT. (1) Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

  (2) The payment shall be accompanied by all of the following:

    (a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

    (b) A statement of the corporation's estimate of the fair value of the shares.

    (c) An explanation of how the interest was calculated.

    (d) A statement of the dissenter's right to demand payment under s.
  180.1328 if the dissenter is dissatisfied with the payment.

    (e) A copy of ss. 180.1301 to 180.1331.

  180.1326 FAILURE TO TAKE ACTION. (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s.
180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under s. 180.1322 and repeat the payment demand procedure.

  180.1327 AFTER-ACQUIRED SHARES. (1) A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under s. 180.1322 (2) (c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

  (2) To the extent that the corporation elects to withhold payment under sub.
(1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer.

  180.1328 PROCEDURE IF DISSENTER DISSATISFIED WITH PAYMENT OR OFFER. (1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares

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and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

    (a) The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

    (b) The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

    (c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

  (2) A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub.
(1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

  180.1330 COURT ACTION. (1) If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

  (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

  (4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

  (5) Each dissenter made a party to the special proceedings is entitled to judgment for any of the following:

    (a) The amount, if any, by which the court finds the fair value of his or her shares, plus accrued interest, exceeds the amount paid by the corporation.

    (b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenters' notice under s. 180.1322
  (2) (c), for which the corporation elected to withhold payment under
  s. 180.1327.

  180.1331 COURT COSTS AND COUNSEL FEES. (1) (a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

  (b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

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

  (2) The parties shall bear their own expenses of the proceedings, except that, notwithstanding ss. 814.01 and 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

    (a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

    (b) Against the corporation or against a dissenter, in favor of the other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

  (3) Notwithstanding ss. 814.01 and 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

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